===============================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                    TELE-COMMUNICATIONS INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                    TELE-COMMUNICATIONS INTERNATIONAL, INC.
                               TERRACE TOWER II
                               5619 DTC PARKWAY
                          ENGLEWOOD, COLORADO 80111
                                (303) 267-5500

                                                                   June 1, 1998

Dear Stockholder:

  You are cordially invited to attend the annual meeting of stockholders of Tele-Communications International, Inc. (the "Company"), which will be held at the Company's corporate offices, located at 5619 DTC Parkway, Englewood, Colorado, on July 1, 1998, starting at 10:00 a.m. local time. A notice of the annual meeting, a proxy card and a proxy statement containing important information about the matters to be acted upon at the annual meeting and the Company's 1997 Annual Report to Stockholders are enclosed.

  You will be asked at the annual meeting to consider and vote upon: (i) the election of three directors of the Company to hold office until the annual meeting of stockholders to be held in the year 2001 and until their successors are elected and qualified; and (ii) such other business as may properly come before the annual meeting. The Board of Directors recommends that the stockholders vote in favor of the Election of Directors Proposal presented in the enclosed proxy statement.

  Whether or not you are personally able to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to vote in person if you wish to attend the annual meeting and vote personally.

                                          Sincerely yours,

                                          /s/ John C. Malone

                                          John C. Malone
                                          Chairman of the Board

                    TELE-COMMUNICATIONS INTERNATIONAL, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 1, 1998

  NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (including any adjournment or postponement thereof, the "Annual Meeting") of Tele-Communications International, Inc., a Delaware corporation (the "Company"), will be held at the Company's corporate offices located at 5619 DTC Parkway, Englewood, Colorado, starting at 10:00 a.m. local time, on July 1, 1998, for the following purposes:

    1. To elect three directors of the Company to hold office until the 2001 annual meeting of stockholders and until their successors are elected and qualified (the "Election of Directors Proposal").

    2. To transact such other business as may properly come before the Annual Meeting.

  Holders of record of: (i) Tele-Communications International, Inc. Series A Common Stock (the "Series A Common Stock"), and (ii) Tele-Communications International, Inc. Series B Common Stock (the "Series B Common Stock") at the close of business on May 14, 1998, the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the Annual Meeting. Holders of record of the Series A Common Stock and Series B Common Stock at the close of business on the record date will be entitled to vote together as a single class on the Election of Directors Proposal. Each share of Series A Common Stock is entitled to one vote per share and each share of Series B Common Stock is entitled to 10 votes per share on each matter on which holders of shares of each such series are entitled to vote at the Annual Meeting.

  To ensure that your interests will be represented at the Annual Meeting, regardless of whether you plan to attend in person, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed return envelope, which requires no postage if mailed in the United States. This action will not limit your right to vote in person if you wish to attend the Annual Meeting and vote personally.

  This Notice of Annual Meeting and the accompanying Proxy Statement and proxy card are first being mailed to the stockholders of the Company on or about June 1, 1998.

                                          By Order of the Board of Directors,

                                          /s/ Stephen M. Brett

                                          Stephen M. Brett
                                          Secretary

Englewood, Colorado
June 1, 1998

PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

                    TELE-COMMUNICATIONS INTERNATIONAL, INC.
                               TERRACE TOWER II
                               5619 DTC PARKWAY
                           ENGLEWOOD, COLORADO 80111

                                PROXY STATEMENT

                      FOR ANNUAL MEETING OF STOCKHOLDERS

  This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Tele-Communications International, Inc., a Delaware corporation (the "Company"), of proxies for use at the annual meeting of the stockholders of the Company, or at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. Proxies are being solicited from the holders of the Tele-Communications International, Inc. Series A Common Stock (the "Series A Stock") and the Tele-Communications International, Inc. Series B Common Stock (the "Series B Stock"). The aforementioned securities are collectively referred to in this Proxy Statement, from time to time, as the "Common Stock".

                              THE ANNUAL MEETING

TIME AND PLACE; PURPOSES

  The Annual Meeting will be held at the Company's corporate offices located at 5619 DTC Parkway, Englewood, Colorado, on July 1, 1998, starting at 10:00 a.m. local time. At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon proposals: (i) to elect three directors of the Company to hold office until the annual meeting of stockholders to be held in the year 2001 and until their successors are elected and qualified (the "Election of Directors Proposal"); and (ii) to transact such other business as may properly come before the Annual Meeting.

  This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are first being mailed to the stockholders of the Company on or about June 1, 1998.

VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

  The Board of Directors has fixed the close of business on May 14, 1998 (the "Record Date"), as the date for the determination of holders of the Common Stock entitled to notice of and to vote at the Annual Meeting. Only holders of record of shares of the Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.

  Holders of record of the Common Stock at the close of business on the Record Date will be entitled to vote together as a single class on the Election of Directors Proposal. At the close of business on the Record Date, there were:
(i) 103,615,680 shares of Series A Stock outstanding and entitled to vote at the Annual Meeting; and (ii) 11,700,000 shares of Series B Stock outstanding and entitled to vote at the Annual Meeting. Each holder of record as of the Record Date of: (i) Series A Stock is entitled to cast one vote per share; and
(ii) Series B Stock is entitled to cast 10 votes per share, on each matter on which holders of shares of such series are entitled to vote at the Annual Meeting.

  The presence, in person or by proxy, of the holders of a majority of the combined voting power of the outstanding shares of the Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. To be elected to the Board of Directors pursuant to the Election of Directors Proposal, a nominee must be approved by a plurality of the votes cast with respect to the shares of the Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting, voting as a single class.

  As of the Record Date, a wholly-owned subsidiary of Tele-Communications, Inc., a Delaware corporation ("TCI"), beneficially owned and had sole voting and investment power over 86,250,000 shares of Series A Stock and all of the 11,700,000 outstanding shares of Series B Stock. Such stock ownership by TCI represents 85% of the outstanding shares of Common Stock and 92% of the combined voting power of the Common Stock outstanding at that date. Because TCI intends to vote all of its shares of Common Stock in favor of each of the three nominees named in the Election of Directors Proposal below, the presence of a quorum and the election of all three nominees as directors is assured.

PROXIES

  All shares of the Common Stock represented by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR the election of each of the nominees named in the Election of Directors Proposal. So far as the Company's Board of Directors is aware, the Election of Directors Proposal is the only matter to be acted upon at the Annual Meeting. As to any other matter which may properly come before the Annual Meeting, the persons named in the accompanying proxy card will vote thereon in accordance with their best judgment. A properly executed proxy marked "ABSTAIN", although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the Annual Meeting, will not be voted and, therefore, except in the case of the Election of Directors Proposal, will have the same effect as a vote cast against the matter to which such instruction is indicated. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees which are represented at the Annual Meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will also be counted for purposes of determining whether there is a quorum at the Annual Meeting but will be deemed shares not entitled to vote and will not be included for purposes of determining the aggregate voting power and number of shares represented and entitled to vote on a particular matter.

  A stockholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of the Company a signed notice of revocation or a later dated signed proxy or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy.

  The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone, telegram, in person or by other means. Such persons will receive no additional compensation for such services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable out-of-pocket expenses in connection therewith.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  On December 31, 1997, TCI beneficially owned, through its wholly-owned subsidiary TCI Ventures Group, LLC ("Ventures LLC"), and had sole voting and investment power over 86,250,000 shares of Series A Stock and all of the 11,700,000 outstanding shares of Series B Stock, which represented 85% of the outstanding shares of Common Stock, 83% of the outstanding shares of Series A Stock, and 92% of the combined voting power of the Common Stock outstanding at that date. TCI's executive offices are located at 5619 DTC Parkway, Englewood, Colorado 80111. TCI is the only person known to the Company that beneficially owns 5% or more of either series of Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information with respect to the beneficial ownership of shares of the Series A Stock. In addition, the table sets forth information with respect to the beneficial ownership of shares of the following securities of TCI: (i) Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share (the "Series A TCI Group Stock"); (ii) Tele-Communications, Inc. Series B TCI Group Common Stock, par value $1.00 per share (the "Series B TCI Group Stock" and together with the Series A TCI Group Stock, the "TCI Group Common Stock"); (iii) Tele-Communications, Inc. Series A Liberty Media Group Common Stock, par value $1.00 per share (the "Series A Liberty Group Stock"); (iv) Tele-Communications, Inc. Series B Liberty Media Group Common Stock, par value $1.00 per share (the "Series B Liberty Group Stock" and together with the Series A Liberty Group Stock, the "Liberty Media Group Common Stock"); (v) Tele-Communications, Inc. Series A TCI Ventures Group Common Stock, par value $1.00 per share (the "Series A Ventures Group Stock"); (vi) Tele-Communications, Inc. Series B TCI Ventures Group Common Stock, par value $1.00 per share (the "Series B Ventures Group Stock" and together with the Series A Ventures Group Stock, the "Ventures Group Common Stock"); (vii) Tele-Communications, Inc. Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock (the "TCI Class B Preferred Stock"); (viii) Convertible Preferred Stock, Series C-TCI Group (the "TCOMA Series C Preferred Stock");
(ix) Convertible Preferred Stock, Series C-Liberty Media Group (the "LBTYA Series C Preferred Stock"); (x) Redeemable Convertible TCI Group Preferred Stock, Series G (the "TCI Series G Preferred Stock"); and (xi) Redeemable Convertible Liberty Media Group Preferred Stock, Series H (the "TCI Series H Preferred Stock"). The table indicates securities beneficially owned by each director of the Company, by each executive officer named in the "Summary Compensation Table of the Company" set forth below under "CONCERNING MANAGEMENT--EXECUTIVE COMPENSATION", and by the directors and all executive officers of the Company as a group.

  Shares issuable upon exercise of options or conversion of convertible securities and upon vesting of restricted stock awards are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons beneficially owning such securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership or overall voting power of any other person. Voting power in the table is computed with respect to a general election of directors of TCI with the TCI Group Common Stock, Liberty Media Group Common Stock, Ventures Group Common Stock, TCI Class B Preferred Stock, TCOMA Series C Preferred Stock, LBTYA Series C Preferred Stock, TCI Series G Preferred Stock, and TCI Series H Preferred Stock voting together as one class. The number of shares of Series A TCI Group Stock, Series A Liberty Group Stock, and Series A Ventures Group Stock in the table includes interests of the directors and named executive officers and of members of the group of directors and executive officers in shares held for their respective accounts by the trustee of the predecessor plan to the TCI 401(k) Stock Plan (the "TCI Stock Plan"). So far as is known to the Company, the persons indicated below have sole voting and investment power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table and except for the shares held for the benefit of such persons by the trustee of the TCI Stock Plan, which shares are voted at the discretion of the trustee. The information in the table and the footnotes is as of December 31, 1997, but has been restated to reflect the 1998 Stock Dividends (as that phrase is defined under "CONCERNING MANAGEMENT-- EXECUTIVE COMPENSATION--Background of Stock Adjustments" below).

                                             AMOUNT AND
                                              NATURE OF
                          TITLE OF            BENEFICIAL  PERCENT OF  VOTING
 BENEFICIAL OWNER      CLASS OR SERIES        OWNERSHIP    CLASS(1)  POWER(1)
 ---------------- ------------------------   -----------  ---------- --------
 David J. Evans   Series A Stock               480,075(2)     *         *

 Paul A. Gould    Series A Stock                95,000(3)     *         *
                  Series A TCI Group Stock      99,197(4)     *
                  Series B TCI Group Stock     244,842        *
                  Series A Liberty Group
                  Stock                        153,807(4)     *
                  Series B Liberty Group
                  Stock                         58,621        *         *
                  Series A Ventures Group
                  Stock                         56,266        *
                  Series B Ventures Group
                  Stock                         57,964        *
                  TCI Class B Preferred
                  Stock                         12,248        *

                                                      AMOUNT AND
                                                       NATURE OF
                             TITLE OF                  BENEFICIAL                  PERCENT OF  VOTING
 BENEFICIAL OWNER         CLASS OR SERIES              OWNERSHIP                    CLASS(1)  POWER(1)
 ----------------    ------------------------         -----------                  ---------- --------
 Leo J. Hindery, Jr. Series A Stock                       50,000(5)                      *         *
                     Series A TCI Group Stock          1,924,534(6)                      *
                     Series B TCI Group Stock          1,684,775(7)                    3.49%
                     Series A Liberty Group Stock      1,125,000(6)                      *      1.60%
                     Series A Ventures Group Stock     1,550,932(6)                      *
                     Series B Ventures Group Stock     1,721,360(7)                    3.89%

 Gary S. Howard      Series A Stock                          --                         --        --
                     Series A TCI Group Stock            242,767(8)                      *
                     Series A Liberty Group Stock        104,624(8)                      *         *
                     Series A Ventures Group Stock       219,318(8)                      *

 Jerome H. Kern      Series A Stock                       50,000(3)                      *         *
                     Series A TCI Group Stock          2,086,335(9)                      *
                     Series A Liberty Group Stock      1,546,292(9)                      *         *
                     Series A Ventures Group Stock     1,624,876(9)                      *

 Pierre Lescure      Series A Stock                       50,000(3)                      *         *

 John C. Malone      Series A Stock                       50,000(3)                      *         *
                     Series A TCI Group Stock          1,512,864(10)                     *
                     Series B TCI Group Stock         54,128,186(7)(11)(12)(13)       84.47%
                     Series A Liberty Group Stock      1,229,469(10)(11)                 *
                     Series B Liberty Group Stock     27,233,811(11)(12)(13)          85.96%   48.68%
                     Series A Ventures Group Stock     1,299,932(10)                     *
                     Series B Ventures Group Stock    45,239,888(7)(10)(11)(12)(13)   93.16%
                     TCI Class B Preferred Stock         273,600(11)                  17.62%

 Fred A. Vierra      Series A Stock                      596,000(14)                     *         *
                     Series A TCI Group Stock            242,528(15)                     *
                     Series A Liberty Group Stock        318,382(15)                     *         *
                     Series A Ventures Group Stock       369,858(15)                     *
                     TCI Class B Preferred Stock             200                         *

 Stephen M. Brett    Series A Stock                      100,000(16)                     *         *
                     Series A TCI Group Stock            636,424(17)                     *
                     Series A Liberty Group Stock        572,232(17)                     *         *
                     Series A Ventures Group Stock       519,986(17)                     *

 Miranda Curtis      Series A Stock                      310,500(18)                     *         *
                     Series A TCI Group Stock             22,750(19)                     *
                     Series A Liberty Group Stock         18,280(19)                     *         *
                     Series A Ventures Group Stock        19,500(19)                     *

 Graham E. Hollis    Series A Stock                      150,600(20)                     *         *
                     Series A TCI Group Stock              4,196(21)                     *
                     Series A Liberty Group Stock          2,871(21)                     *         *
                     Series A Ventures Group Stock         3,524(21)                     *

                                                      AMOUNT AND
                                                       NATURE OF
                             TITLE OF                  BENEFICIAL                    PERCENT OF  VOTING
 BENEFICIAL OWNER         CLASS OR SERIES              OWNERSHIP                      CLASS(1)  POWER(1)
 ----------------    ------------------------         -----------                    ---------- --------
 All directors       Series A Stock                    2,057,175(2)(5)(22)(23)          1.95%        *
 and executive       Series A TCI Group Stock          6,784,022(24)                    1.46%
 officers as a group Series B TCI Group Stock         54,373,028(7)(11)(12)(13)        84.85%
 (14 persons)        Series A Liberty Group Stock      5,081,472(11)(24)                1.60%
                     Series B Liberty Group Stock     27,292,432(11)(12)(13)           86.15%    49.11%
                     Series A Ventures Group Stock     5,675,482(24)                    1.54%
                     Series B Ventures Group Stock    45,297,852(7)(11)(12)(13)(25)    93.28%
                     TCI Class B Preferred Stock         286,048(11)                   18.43%








--------
* Less than one percent

 (1) The figures for the percent of class and voting power calculations for the Company are based on 103,627,880 shares of Series A Stock (after elimination of shares of the Company held in treasury and by its subsidiaries) and 11,700,000 shares of Series B Stock outstanding on December 31, 1997. In addition, the figures for the percent of class and voting power calculations for TCI are based on 458,473,123 shares of Series A TCI Group Stock, 48,230,923 shares of Series B TCI Group Stock, 313,225,982 shares of Series A Liberty Group Stock, 31,681,124 shares of Series B Liberty Group Stock, 365,719,524 shares of Series A Ventures Group Stock, 44,228,902 shares of Series B Ventures Group Stock, 1,552,490 shares of TCI Class B Preferred Stock, 70,575 shares of TCOMA Series C Preferred Stock, 70,575 shares of LBTYA Series C Preferred Stock, 6,567,344 shares of TCI Series G Preferred Stock, and 6,567,894 shares of TCI Series H Preferred Stock outstanding on December 31, 1997 (in each case after elimination of shares of TCI held in treasury and by subsidiaries of TCI). The aforementioned share numbers for the TCI stock have been adjusted for the 1998 Stock Dividends. Further, in connection with the settlement of certain litigation brought against TCI and others, portions of certain transactions entered into by TCI in June 1997 have been unwound such that 10,201,040 shares of Series A TCI Group Stock and 11,666,508 shares of Series A Ventures Group Stock have been returned to TCI as authorized but unissued shares, and TCI issued 10,017,145 shares of Series B TCI Group Stock and 12,034,298 shares of Series B Ventures Group Stock. The December 31, 1997 outstanding share numbers have been adjusted accordingly to reflect the effect of such settlement.

 (2) Assumes the exercise in full of options granted in tandem with stock appreciation rights ("SARs") in September 1997, pursuant to the Tele-Communications International, Inc. 1995 Stock Incentive Plan (the "1995 Plan"), to acquire 450,000 shares of Series A Stock. None of these options were exercisable as December 31, 1997. See "CONCERNING MANAGEMENT--EXECUTIVE COMPENSATION--Option and SAR Grants Table" below for additional information concerning this grant.

 (3) Assumes the exercise in full of options granted in April 1996, pursuant to the 1996 Nonemployee Director Stock Option Plan, to acquire 50,000 shares of Series A Stock. Options to acquire 10,000 shares are currently exercisable. See "CONCERNING MANAGEMENT--COMPENSATION OF DIRECTORS" below for additional information concerning this grant.

 (4) Assumes the exercise in full of options granted in December 1996, pursuant to TCI's 1994 Nonemployee Director Stock Option Plan (the "TCI Director Stock Option Plan"), to acquire 50,000 shares of Series A TCI Group Stock and 28,125 shares of Series A Liberty Group Stock. Options to acquire 10,000 and 5,625, respectively, of such shares are currently exercisable.

 (5) Assumes the exercise in full of options granted in tandem with SARs in February 1997, by TCI, to acquire 50,000 shares of Series A Stock owned by TCI. None of such options were exercisable at December 31, 1997.

 (6) Assumes the exercise in full of the following: (a) stock options granted in tandem with SARs in February 1997 to acquire 700,000 shares of Series A TCI Group Stock, 375,000 shares of Series A Liberty Group Stock, and 600,000 shares of Series A Ventures Group Stock, none of which options were exercisable at December 31, 1997; and (b) stock options granted in tandem with SARs in July 1997 to acquire 1,050,000 shares of Series A TCI Group Stock, 750,000 shares of Series A Liberty Group Stock, and 900,000 shares of Series A Ventures Group Stock, none of which options were exercisable at December 31, 1997. Also includes 174,534 restricted shares of Series A TCI Group Stock and 50,932 restricted shares of Series A Ventures Group Stock. Such shares vest as to 50% in July 2001 and as to the remaining 50% in July 2002.

 (7) Includes 1,684,775 shares of Series B TCI Group Stock and 1,721,360 shares of Series B Ventures Group Stock held by trusts to which Mr. Hindery is the trustee and over which Dr. Malone has the power to vote such shares. Dr. Malone also has a right of first refusal with respect to any proposed transfer of such shares. Such right of first refusal may be exercised by Dr. Malone either by the payment of cash or, subject to certain exceptions, by the exchanging of shares of Series A TCI Group Stock for such Series B TCI Group Stock or Series A Ventures Group Stock for such Series B Ventures Group Stock. If not exercised by Dr. Malone, the right of first refusal may be exercised by TCI.

 (8) Assumes the exercise in full of the following: (a) stock options granted in tandem with SARs in November 1992 to acquire 35,000 shares of Series A TCI Group Stock, 28,125 shares of Series A Liberty Group Stock and 30,000 shares of Series A Ventures Group Stock, all of which options are currently exercisable; (b) stock options granted in tandem with SARs in October 1993 to acquire 35,000 shares of Series A TCI Group Stock, 28,125 shares of Series A Liberty Group Stock and 30,000 shares of Series A Ventures Group Stock, all of which options are currently exercisable; (c) stock options granted in tandem with SARs in November 1994 to acquire 35,000 shares of Series A TCI Group Stock, 28,125 shares of Series A Liberty Group Stock and 30,000 shares of Series A Ventures Group Stock, of which options to acquire 21,000, 16,875 and 18,000, respectively, of such shares are currently exercisable; and (d) stock options granted in tandem with SARs in December 1995 to acquire 105,000 shares of Series A TCI Group Stock and 90,000 shares of Series A Ventures Group Stock, of which options to acquire 42,000 and 36,000, respectively, of such shares are currently exercisable. Also includes 9,543 restricted shares of Series A TCI Group Stock and 10,914 restricted shares of Series A Ventures Group Stock. Such shares vest as to 50% in December 1999 and as to the remaining 50% in December 2000.

 (9) Assumes the exercise in full of the following: (a) stock options granted in November 1994, pursuant to the TCI Director Stock Option Plan, to acquire 50,000 shares of Series A TCI Group Stock and 28,125 shares of Series A Liberty Group Stock, of which options to acquire 30,000 and 16,875, respectively, of such shares are currently exercisable; (b) stock options granted in tandem with SARs in December 1995 to acquire 350,000 shares of Series A TCI Group Stock, 281,250 shares of Series A Liberty Group Stock and 300,000 shares of Series A Ventures Group Stock, of which options to acquire 140,000, 112,500 and 120,000, respectively, of such shares are currently exercisable; (c) stock options granted in tandem with SARs in July 1997 to acquire 1,050,000 shares of Series A TCI Group Stock, 843,750 shares of Series A Liberty Group Stock and 900,000 shares of Series A Ventures Group Stock, none of which options were exercisable at December 31, 1997; and (d) stock options granted in tandem with SARs in December 1997 to acquire 350,000 shares of Series A TCI Group Stock, 250,000 shares of Series A Liberty Group Stock and 300,000 shares of Series A Ventures Group Stock, none of which options were exercisable at December 31, 1997. Also includes 163,620 restricted shares of Series A TCI Group Stock and 72,760 restricted shares of Series A Ventures Group Stock. Such shares vest as to 50% in July 2001 and as to the remaining 50% in July 2002.

(10) Assumes the exercise in full of the following: (a) stock options granted in tandem with SARs in November 1992 to acquire 700,000 shares of Series
     A TCI Group Stock, 562,500 shares of Series A Liberty Group Stock, and 600,000 shares of Series A Ventures Group Stock, all of which options are currently exercisable; (b) stock options granted in tandem with SARs in December 1995 to acquire 700,000 shares of Series A TCI Group Stock, 562,500 shares of Series A Liberty Group Stock, and 600,000 shares of Series A Ventures Group Stock, of which options to acquire 280,000, 225,000, and 240,000, respectively, of such shares are currently exercisable; and (c) stock options granted in tandem with SARs in December 1997 to acquire 2,800,000 shares of Series B Ventures Group Stock, none of which options were exercisable at December 31, 1997. Such grant is subject to TCI stockholder approval of the TCI 1998 Incentive Plan.

(11) Includes 776,380 shares of Series B TCI Group Stock, 12,726 shares of Series A Liberty Group Stock, 439,875 shares of Series B Liberty Group Stock, 793,240 shares of Series B Ventures Group Stock and 6,900 shares of TCI Class B Preferred Stock held by Dr. Malone's wife, Mrs. Leslie Malone, as to which Dr. Malone has disclaimed beneficial ownership.

(12) Pursuant to a letter agreement dated June 17, 1988, the late Mr. Bob Magness (the founder and former Chairman of TCI) and Kearns-Tribune Corporation, a newspaper publishing concern, each granted Dr. Malone certain rights with respect to the then Class B Common Stock of TCI owned by them. Dr. Malone agreed with TCI to forego the exercise of such rights in connection with a June 16, 1997 transaction whereby the Estate of Bob Magness sold 30,545,864 shares of Series B TCI Group Stock to TCI in exchange for an equal number of shares of Series A TCI Group Stock. In consideration thereof, TCI granted Dr. Malone the right (the "Malone Right") to acquire, at any time and from time to time prior to June 30, 1999, up to 30,545,864 shares of Series B TCI Group Stock for either (or any combination of): (i) shares of Series A TCI Group Stock on a one-for-one basis; or (ii) cash based on the closing market price of the Series B TCI Group Stock on the National Market tier of The Nasdaq Stock Market ("Nasdaq") for a specified period prior to the acquisition of such shares by Dr. Malone (the "TCI-Estates Agreement"). Effective February 9, 1998, however, the number of shares of Series B TCI Group Stock subject to the Malone Right was reduced from 30,545,864 to 14,511,570 shares. Dr. Malone and certain members of the Magness family, individually, and in certain cases, on behalf of the Estate of Betsy Magness and the Estate of Bob Magness (collectively, the "Magness Group") have the right to participate with Dr. Malone in any acquisition of up to 12,406,238 of the 14,511,570 shares of Series B TCI Group Stock subject to the Malone Right on a basis proportionate to the relative ownership by the Magness Group and Dr. Malone and his spouse of capital stock of TCI having more than one vote per share in the election of directors. At this time, Dr. Malone's proportionate share of such 12,406,238 shares is 6,809,537. The remaining 2,105,332 shares continue to be subject to the Malone Right, free of any right of the Magness Group to participate in such shares. The Malone Right may be exercised at any time prior to June 30, 1999. If the Magness Group or any member thereof declines to participate in the Malone Right, Dr. Malone may acquire all such shares.

     In connection with the foregoing changes to the TCI-Estates Agreement, on February 9, 1998, Dr. Malone and his spouse (the "Malone Group") and the Magness Group entered into a Stockholders' Agreement pursuant to which the parties agreed to consult with each other on any matter coming to a vote of TCI stockholders; provided, however, that in the event of a disagreement, the shares of Series B TCI Group Stock, Series B Liberty Group Stock and Series B Ventures Group Stock held by the Malone Group and the Magness Group will be voted in the manner directed by Dr. Malone pursuant to an irrevocable proxy given by the Magness Group.

     As a result of the February 1998 transactions, Dr. Malone's beneficial ownership of TCI common stock includes the following shares held by the Magness Group: 16,365,681 shares of Series B TCI Group Stock, 14,292,719 shares of Series B Liberty Group Stock, and 18,684,034 shares of Series B Ventures Group Stock. In addition, all of the shares subject to the Malone Right have been included in Dr. Malone's beneficial stock ownership information.

(13) Dr. and Mrs. Malone's shares of Series B TCI Group Stock, Series B
     Liberty Group Stock and Series B Ventures Group Stock (collectively, the "TCI Series B Stock") are subject to the terms of a Call Agreement dated as of February 9, 1998, among Dr. and Mrs. Malone and TCI. Such Call Agreement provides TCI the right to acquire all of the shares of TCI Series B Stock owned by Dr. and Mrs. Malone upon Dr. Malone's death or a contemplated sale of such TCI Series B Stock to third parties at prices determined in accordance with the Call Agreement. Such Call Agreement also prohibits Dr. and Mrs. Malone from disposing of their TCI Series B Stock, except for certain exempt transfers (such as transfers to related parties or the Magness Group or public sales of up to an aggregate of 5% of their TCI Series B Stock).

(14) Assumes the exercise in full of stock options granted in tandem with SARs in December 1995 to acquire 400,000 shares of Series A Stock. Options to acquire 160,000 of such shares of Series A Stock are currently exercisable. Also assumes the vesting in full of 15,000 restricted shares of Series A Stock granted in December 1995. Such shares vest as to 50% in December 1999 and as to the remaining 50% in December 2000. In addition, assumes the vesting in full of 150,000 restricted shares of Series A Stock granted in July 1997. Such shares vest as to 50% in July 2001 and as to the remaining 50% in July 2002. See notes 4 and 5 to the table in "CONCERNING MANAGEMENT--EXECUTIVE COMPENSATION--Summary Compensation Table of the Company" below for additional information.

(15) Assumes the exercise in full of the following: (a) stock options granted in tandem with SARs in November 1992 to acquire 56,250 shares of Series A Liberty Group Stock and 60,000 shares of Series A Ventures Group Stock, all of which options are currently exercisable; (b) stock options granted in tandem with SARs in October 1993 to acquire 70,000 shares of Series A TCI Group Stock, 56,250 shares of Series A Liberty Group Stock and 60,000 shares of Series A Ventures Group Stock, all of which options are currently exercisable; and (c) stock options granted in tandem with SARs in November 1994 to acquire 140,000 shares of Series A TCI Group Stock, 112,500 shares of Series A Liberty Group Stock and 120,000 shares of Series A Ventures Group Stock, of which options to acquire 84,000, 67,500 and 72,000, respectively, of such shares are currently exercisable.

(16) Assumes the exercise in full of the following: (a) stock options granted in tandem with SARs in December 1995 to acquire 50,000 shares of Series A Stock, of which options to acquire 20,000 of such shares are currently exercisable; and (b) stock options granted in tandem with SARs in July 1997 to acquire 50,000 shares of Series A Stock, none of which options were exercisable at December 31, 1997. See "CONCERNING MANAGEMENT-- EXECUTIVE COMPENSATION--Option and SAR Grants Table" below for additional information concerning the latter grant.

(17) Assumes the exercise in full of the following: (a) stock options granted in tandem with SARs in November 1992 to acquire 56,250 shares of Series A Liberty Group Stock, all of which options are currently exercisable; (b) stock options granted in tandem with SARs in October 1993 to acquire 56,250 shares of Series A Liberty Group Stock, all of which options are currently exercisable; (c) stock options granted in tandem with SARs in November 1994 to acquire 140,000 shares of Series A TCI Group Stock, 112,500 shares of Series A Liberty Group Stock and 120,000 shares of Series A Ventures Group Stock; of which options to acquire 84,000, 67,500 and 72,000, respectively, of such shares are currently exercisable; (d) stock options granted in tandem with SARs in December 1995 to acquire 210,000 shares of Series A TCI Group Stock, 168,750 shares of Series A Liberty Group Stock and 180,000 shares of Series A Ventures Group Stock, of which options to acquire 84,000, 67,500 and 72,000, respectively, of such shares are currently exercisable; and (e) stock options granted in tandem with SARs in July 1997 to acquire 241,500 shares of Series A TCI Group Stock, 150,000 shares of Series A Liberty Group Stock and 207,000 shares of Series A Ventures Group Stock, none of which options were exercisable at December 31, 1997. In addition, assumes the vesting in full of 35,634 restricted shares of Series A TCI Group Stock, 22,500 restricted shares of Series A Liberty Group Stock and 8,732 restricted shares of Series A Ventures Group Stock granted in December 1995. Such shares vest as to 50% in December 1999 and as to the remaining 50% in December 2000.

(18) Assumes the exercise in full of the following: (a) stock options granted in tandem with SARs in December 1995 to acquire 200,000 shares of Series A Stock, of which options to acquire 80,000 of such shares are currently exercisable; and (b) stock options granted in tandem with SARs in July 1997 to acquire 100,000 shares of Series A Stock, none of which options were exercisable at December 31, 1997. Also includes 10,000 restricted shares of Series A Stock granted in December 1995. Such shares vest as to 50% in

     December 1999 and as to the remaining 50% in December 2000. See notes 5, 6 and 8 to the table in "CONCERNING MANAGEMENT--EXECUTIVE COMPENSATION-- Summary Compensation Table of the Company" below for additional information.

(19) Assumes the exercise in full of the following: (a) stock options granted in tandem with SARs in October 1993 to acquire 5,250 shares of Series A TCI Group Stock, 4,218 shares of Series A Liberty Group Stock and 4,500 shares of Series A Ventures Group Stock, all of which options are currently exercisable; and (b) stock options granted in tandem with SARs in November 1994 to acquire 17,500 shares of Series A TCI Group Stock, 14,062 shares of Series A Liberty Group Stock and 15,000 shares of Series A Ventures Group Stock, of which options to acquire 10,500, 8,437 and 9,000, respectively, of such shares are currently exercisable. See notes 5 and 6 to the table in "CONCERNING MANAGEMENT--EXECUTIVE COMPENSATION-- Summary Compensation Table of the Company" below for additional information.

(20) Assumes the exercise in full of the following: (a) stock options granted in tandem with SARs in December 1995 to acquire 50,000 shares of Series A Stock, of which options to acquire 20,000 of such shares are currently exercisable; and (b) stock options granted in tandem with SARs in July 1997 to acquire 100,000 shares of Series A Stock, none of which options were exercisable at December 31, 1997. See notes 6 and 8 to the table in "CONCERNING MANAGEMENT--EXECUTIVE COMPENSATION--Summary Compensation Table of the Company" below for additional information.

(21) Assumes the exercise in full of stock options granted in tandem with SARs in November 1994 to acquire 2,520 shares of Series A TCI Group Stock, 2,025 shares of Series A Liberty Group Stock and 2,160 shares of Series A Ventures Group Stock. None of such options were exercisable at December 31, 1997.

(22) Certain executive officers and directors hold options, which were granted in tandem with SARs in December 1995, to acquire 750,000 shares of Series A Stock. Options to acquire 300,000 of such shares are currently exercisable. Certain executive officers and directors hold options, which were granted in tandem with SARs in July 1997, to acquire 325,000 shares of Series A Stock. None of these options were exercisable at December 31, 1997. Additionally, Mr. Vierra and Ms. Curtis hold in the aggregate 175,000 restricted shares of Series A Stock. Of such shares 25,000 vest as to 50% in December 1999 and as to the remaining 50% in December of 2000 and the other 150,000 vest as to 50% in July 2001 and as to the remaining 50% in July 2002.

(23) Assumes the exercise in full of stock options granted in April 1996 pursuant to the 1996 Nonemployee Director Stock Option Plan to acquire 200,000 shares of Series A Stock. Options to acquire 40,000 of such shares are currently exercisable. See "CONCERNING MANAGEMENT-- COMPENSATION OF DIRECTORS" below for additional information concerning these grants.

(24) Certain executive officers and directors hold options, which were granted in tandem with SARs in November 1992, to acquire 735,000 shares of Series A TCI Group Stock, 703,125 shares of Series A Liberty Group Stock and 690,000 shares of Series A Ventures Group Stock. All such options are currently exercisable.

     Also, certain executive officers and directors hold options, which were granted in tandem with SARs in October 1993, to acquire an aggregate of 110,250 shares of Series A TCI Group Stock, 144,843 shares of Series A Liberty Group Stock and 94,500 shares of Series A Ventures Group Stock. All such options are currently exercisable.

     Additionally, certain executive officers and directors hold options, which were granted in tandem with SARs in November 1994, to acquire 341,320 shares of Series A TCI Group Stock, 274,274 shares of Series A Liberty Group Stock and 292,560 shares of Series A Ventures Group Stock. Options to acquire 203,280, 163,349 and 174,240, respectively, of such shares are currently exercisable.

     In addition, Mr. Kern holds a stock option, which was granted in November 1994, pursuant to the TCI Director Stock Option Plan, to purchase 50,000 shares of Series A TCI Group Stock and 28,125 shares of Series A Liberty Group Stock. Options to acquire 30,000 and 16,875, respectively, of such shares are currently exercisable.

     Certain executive officers and directors hold options, which were granted in tandem with SARs in December 1995, to acquire 1,365,000 shares of Series A TCI Group Stock, 1,012,500 shares of Series A Liberty Group Stock and 1,170,000 shares of Series A Ventures Group Stock. Options to acquire 546,000, 405,000 and 468,000, respectively, of such shares are currently exercisable.

     Additionally, certain executive officers and directors hold 45,177 restricted shares of Series A TCI Group Stock, 22,500 restricted shares of Series A Liberty Group Stock and 19,646 restricted shares of Series A Ventures Group Stock. Such shares vest as to 50% in December 1999 and as to the remaining 50% in December 2000.

     Mr. Hindery holds stock options granted in tandem with SARs in February 1997 to acquire 700,000 shares of Series A TCI Group Stock, 375,000 shares of Series A Liberty Group Stock and 600,000 shares of Series A Ventures Group Stock. None of these options in tandem with SARs were exercisable at December 31, 1997.

     In addition, Mr. Gould holds a stock option, which was granted in December 1996, pursuant to the TCI Director Stock Option Plan, to purchase 50,000 shares of Series A TCI Group Stock and 28,125 shares of Series A Liberty Group Stock. Options to acquire 10,000 and 5,625, respectively, are exercisable.

     In addition, certain executive officers and directors hold stock options, which were granted in tandem with SARs in July 1997, to acquire 2,341,500 shares of Series A TCI Group Stock, 1,743,750 shares of Series A Liberty Group Stock and 2,007,000 shares of Series A Ventures Group Stock. None of these options were exercisable at December 31, 1997.

     Also, Messrs. Hindery and Kern were granted 338,154 restricted shares of Series A TCI Group Stock and 123,692 shares of Series A Ventures Group Stock. Such shares vest as to 50% in July 2001 and as to the remaining 50% in July 2002. Additionally, Mr. Kern holds a stock option, which was granted in tandem with SARs in December 1997, to acquire 350,000 shares of Series A TCI Group Stock, 250,000 shares of Series A Liberty Group Stock and 300,000 shares of Series A Ventures Group Stock. None of these options were exercisable at December 31, 1997.

     All of the aforementioned options with tandem SARs, options and restricted stock are reflected in this table assuming the exercise or vesting in full of such securities as to each individual.

(25) Dr. Malone holds a stock option, which was granted in tandem with SARs in December 1997, to acquire 2,800,000 shares of Series B Ventures Group Stock. Such grant is subject to TCI stockholder approval of the TCI 1998 Incentive Plan. None of these options were exercisable at December 31, 1997. Such options are reflected in this table assuming the exercise or vesting in full of such securities.

  No equity securities in any subsidiary of the Company, other than directors' qualifying shares, are owned by any of the Company's executive officers or directors.

CHANGE OF CONTROL

  The Company knows of no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

                        ELECTION OF DIRECTORS PROPOSAL

GENERAL

  The persons named in the accompanying proxy card will vote for the election of three directors, with the term of office of each to continue until the annual meeting of stockholders to be held in the year 2001 and until his successor shall have been duly elected and qualified, unless authority to vote is withheld. David J. Evans, Paul A. Gould and John C. Malone are the three nominees for election at the Annual Meeting as directors of the Company, and the Company is informed that these nominees are willing to serve as directors. If any such nominee should decline or should become unable to serve as a director for any reason, however, votes will be cast for a substitute nominee, if any, designated by the Board of Directors, or, if none is so designated prior to the election, votes will be cast according to the judgment in such matters of the person or persons voting the proxy. Messrs. Evans, Gould and Malone are incumbent directors. Mr. Evans was appointed to the Board of Directors in November 1997 to fill a vacancy.

  The following lists the three nominees for election as directors of the Company and the five directors of the Company whose term of office will continue after the Annual Meeting, including the birth date of each person, the positions with the Company or principal occupations of each person, certain other directorships held and the year each person became a director of the Company. The number of shares of Common Stock owned beneficially by each such person as of December 31, 1997, is set forth in "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" above. The Company currently has one vacancy on its Board of Directors.

NOMINEES FOR ELECTION AS DIRECTORS

  DAVID J. EVANS: Born June 1, 1940; director of the Company since November 1997. Mr. Evans has served as the President of the Company since September 1997, and as the Chief Executive Officer of the Company since January 1998. From September 1997 to January 1998, Mr. Evans served as Chief Operating Officer of the Company. Previously, from July 1996 to August 1997, Mr. Evans was an Executive Vice President of News Corporation, a multi-media company, and the President and Chief Executive Officer of Sky Entertainment Services Latin America, Inc., a subsidiary of News Corporation. In such positions, Mr. Evans had oversight responsibility for Latin American operations. Mr. Evans served also as the President and Chief Operating Officer of Fox Television, a subsidiary of News Corporation, from August 1994 to July 1997, where he oversaw all international programming and the creation of new channels. Prior to his position with Fox Television, Mr. Evans served as the President of the international division of British Sky Broadcasting. Mr. Evans is a director of Flextech plc.

  PAUL A. GOULD: Born September 27, 1945; director of the Company since July 1995. Mr. Gould has been a Managing Director and an Executive Vice President of Allen & Company Incorporated, an investment banking services company, for more than the last five years. Mr. Gould has served as a director of TCI since December 1996. He is also a director of Ascent Entertainment Group, Inc. and Sunburst Hospitality Corporation.

  JOHN C. MALONE: Born March 7, 1941; director and Chairman of the Board of the Company since May 1995. Dr. Malone has served as the Chief Executive Officer of TCI since January 1994, and as the Chairman of the Board of TCI since November 1996. Dr. Malone served as the President of TCI from January 1994 to March 1997, as the Chief Executive Officer of TCI Communications, Inc., a subsidiary of TCI ("TCIC"), from March 1992 to October 1994, and as the President of TCIC from 1973 to October 1994. Dr. Malone is a director of TCI, TCIC, TCI Pacific Communications, Inc. ("TCI Pacific"), and At Home Corporation, all of which entities are subsidiaries of TCI. Dr. Malone is also a director of BET Holdings, Inc., Lenfest Communications, Inc., The Bank of New York, Cable Systems Corporation, and TCI Satellite Entertainment, Inc. ("Satellite").

DIRECTORS WHOSE TERMS EXPIRE IN 1999

  GARY S. HOWARD: Born February 22, 1951; director of the Company since April 1998. Mr. Howard has served as an Executive Vice President of TCI and also as President and Chief Executive Officer of Ventures LLC since December 1997. Mr. Howard has served as Chief Executive Officer of Satellite, a distributor of satellite-based television services, since December 1996, and as President of Satellite from February 1995 to August 1997. Since June 1997, Mr. Howard has also served as Chief Executive Officer of United Video Satellite Group, Inc., a subsidiary of TCI ("UVSG"), and is a director of UVSG. Mr. Howard served as President of UVSG from June 1997 to September 1997, a Senior Vice President of TCIC from October 1994 to December 1996, and as a Vice President of TCIC from December 1991 to October 1994. Mr. Howard is a director of Satellite and Teleport Communications Group, Inc.

  JEROME H. KERN: Born June 1, 1937; director of the Company since May 1995. Mr. Kern is a consultant and has been Special Counsel with the law firm Baker & Botts, L.L.P. since July 1996, and was a senior partner with Baker & Botts, L.L.P. from September 1992 to July 1996. Mr. Kern has served as a director of TCI since June 1994. Mr. Kern is a director of TCI Pacific.

DIRECTORS WHOSE TERMS EXPIRE IN 2000

  LEO J. HINDERY, JR.: Born October 31, 1947; director of the Company since April 1998. Mr. Hindery has served as the President and Chief Operating Officer of TCI since March 1997 and as a director of TCI since May 1997. Mr. Hindery has served as the President and Chief Executive Officer of TCIC since March 1997, and has served as President and Chief Executive Officer of TCI Pacific since September 1997. Mr. Hindery is also the President, the Chief Executive Officer and/or a director of many of TCI's subsidiaries. Mr. Hindery was previously founder, Managing General Partner and Chief Executive Officer of InterMedia Partners, a cable TV operator, and its affiliated entities from 1988 to March 1997. Mr. Hindery is a director of TCIC, TCI Pacific, TCI Music, Inc., UVSG and At Home Corporation, all of which entities are subsidiaries of TCI. Mr. Hindery is also a director of Cablevision Systems Corporation, Lenfest Communications, Inc. and Satellite.

  PIERRE LESCURE: Born February 7, 1945; director of the Company since July 1995. Mr. Lescure has served as the Chairman and Chief Executive Officer of Canal + S.A. and the Chairman of Le Studio Canal + since 1986. Canal + S.A. is a European pay television operator and Le Studio Canal + is a movie production subsidiary of Canal + S.A.

  FRED A. VIERRA: Born November 9, 1931; director of the Company since October 1994, and as the Vice Chairman of the Board of the Company since May 1995. From October 1994 to January 1998, Mr. Vierra served as the Chief Executive Officer of the Company and from October 1994 to May 1995, Mr. Vierra served as the Chairman of the Board of the Company. Mr. Vierra has served as an Executive Vice President of TCIC from December 1991 to October 1994, and as an Executive Vice President of TCI from January 1994 to January 1998. Since January 1998, Mr. Vierra has served as a consultant to TCI. Mr. Vierra is a director of Flextech plc.

VOTE REQUIRED FOR APPROVAL

  Each of the above named director nominees will be elected if approved by a plurality of the votes cast with respect to the shares of the Series A Stock and the Series B Stock, represented in person or by proxy and entitled to vote at the Annual Meeting, voting as a single class.

                             CONCERNING MANAGEMENT

EXECUTIVE OFFICERS

  The following lists the executive officers of the Company, other than the directors listed above, their birth dates, and a description of their business experience and positions held within the Company as of April 22, 1998. All officers are appointed for an indefinite term and serve at the pleasure of the Board of Directors.

 NAME                                                POSITIONS
 ----                                                ---------
 Gregory B. Armstrong               Has served as a Senior Vice President of
  Born September 27, 1946           the Company since September 1996, and the
                                    Managing Director for Latin American
                                    operations since January 1998. Mr.
                                    Armstrong served as a Vice President of the
                                    Company from May 1995 to September 1996,
                                    having previously been an employee of the
                                    Company since August 1994. Mr. Armstrong is
                                    also an officer of several of the Company's
                                    subsidiaries. Mr. Armstrong served as the
                                    President of Cable Management Group, Inc.,
                                    a company which specializes in cable
                                    operations, from 1988 to 1994, where he had
                                    oversight responsibility for all company
                                    operations, including investor and banking
                                    relations and new business development.

 Stephen M. Brett                   Has served as a Vice President and the
  Born September 20, 1940           Secretary of the Company since May 1995.
                                    Mr. Brett is also an officer of several of
                                    the Company's subsidiaries. Mr. Brett has
                                    served as an Executive Vice President, the
                                    General Counsel and the Secretary of TCI
                                    since January 1994, as an Executive Vice
                                    President of TCIC since October 1997, and
                                    as the General Counsel and Secretary of
                                    TCIC since December 1991. From December
                                    1991 to October 1997, Mr. Brett served as a
                                    Senior Vice President of TCIC.

 Miranda Curtis                     Has served as an Executive Vice President
  Born November 26, 1955            of the Company since September 1996. Ms.
                                    Curtis is also an officer of several of the
                                    Company's subsidiaries. Ms. Curtis served
                                    as a Senior Vice President of the Company
                                    from May 1995 to August 1996. From October
                                    1994 to May 1995, Ms. Curtis served as a
                                    Vice President of the Company. From May
                                    1992 to October 1994, Ms. Curtis was the
                                    Director of International Development in
                                    the international division of TCI and was
                                    principally responsible for that division's
                                    activities in Asia and the United Kingdom.

 Graham E. Hollis                   Has served as an Executive Vice President
  Born January 9, 1952              of the Company since September 1996, and as
                                    the Chief Financial Officer of the Company
                                    since May 1995. Mr. Hollis is also an
                                    officer of several of the Company's
                                    subsidiaries. Mr. Hollis served as a Vice
                                    President of the Company from May 1995 to
                                    August 1996. From July 1994 to May 1995,
                                    Mr. Hollis was the Director of Finance of
                                    the Company. From January 1994 to July
                                    1994, Mr. Hollis was the Vice President-
                                    Finance of DTC Management, LLC, a
                                    subsidiary of The Peninsula and Oriental
                                    Steam Navigation Company, an English
                                    company, which provides diversified
                                    transportation, leisure and shipping
                                    services, where he had oversight
                                    responsibility for finance and accounting
                                    matters. Prior to his position with DTC
                                    Management, LLC, Mr. Hollis served as the
                                    Director of Accounting for TCD North, Inc.,
                                    a real estate investment company.

  Brendan Clouston, a director of the Company since April 25, 1997, resigned from such position in February 1998. Wayne Gowen served as a Senior Vice President of the Company from February 1996, until his resignation from the Company in February 1998. Effective April 21, 1998, Tomiichi Akiyama and Adam Singer resigned as directors of the Company. Mr. Akiyama had been a director since August 1995, and Mr. Singer had been a director since May 1995. Following such resignations, the remaining members of the Board of Directors of the Company appointed Leo J. Hindery, Jr. and Gary S. Howard to the Board of Directors.

  There are no family relations, of first cousin or closer, among the Company's directors or executive officers, by blood, marriage or adoption.

  During the past five years, none of the above persons have had any involvement in such legal proceedings as would be material to an evaluation of his or her ability or integrity.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater-than-ten-percent beneficial owners are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

  Based solely on the Company's review of the copies of such Section 16(a) forms and amendments thereto received, or written representations that no reporting was required, the Company believes that, during the year ended December 31, 1997, its officers, directors and greater-than-ten-percent beneficial owners complied with all Section 16(a) filing requirements, except for the following: (i) TCI failed to file on a timely basis a Form 4 reporting the acquisition of 450,000 shares of Series A Stock; and (ii) Mr. Clouston, a former director of the Company, failed to file on a timely basis his Form 3 reporting his appointment as a director of the Company.

EXECUTIVE COMPENSATION

  Background of Stock Adjustments. On August 3, 1995, TCI amended its Restated Certificate of Incorporation to, among other things, (i) redesignate its then outstanding TCI Class A Common Stock as the Series A TCI Group Stock and redesignate its then outstanding TCI Class B Common Stock as the Series B TCI Group Stock and (ii) authorize the Series A Liberty Group Stock and the Series B Liberty Group Stock as two additional series of TCI common stock. Thereafter, TCI distributed to the holders of TCI common stock one-fourth of a share of the corresponding series of Liberty Media Group Common Stock in respect of each share of TCI Group Common Stock held of record as of August 4, 1995, the record date for such distribution (the "Liberty Stock Distribution"). Certain of the stock options with tandem stock appreciation rights relative to the Series A TCI Group Stock and the Series A Liberty Group Stock indicated in the following table were granted prior to the foregoing redesignation and Liberty Stock Distribution. Options to purchase TCI Class A Common Stock outstanding at the time of the Liberty Stock Distribution were adjusted by issuing to the holders of such options separate options to purchase that number of shares of Series A Liberty Group Stock, which the holder would have been entitled to receive had the holder exercised such option to purchase TCI Class A Common Stock prior to the record date for the Liberty Stock Distribution and reallocating a portion of the aggregate exercise price of the previously outstanding options to the newly issued options to purchase Series A Liberty Group Stock.

  On December 4, 1996, TCI distributed (the "Distribution") to the holders of shares of Series A TCI Group Stock and Series B TCI Group Stock all of the issued and outstanding common stock of Satellite, then a wholly-owned subsidiary of TCI. Prior to the Distribution, certain directors, officers and employees of TCI and its subsidiaries had been granted options to purchase shares of Series A TCI Group Stock ("TCI Options") and stock appreciation rights with respect to shares of Series A TCI Group Stock ("TCI SARs"). The TCI Options and TCI SARs had been granted pursuant to various stock plans of TCI (the "TCI Plans"). The TCI Plans give the Board of Directors of TCI (the "TCI Board") the authority to make equitable adjustments to outstanding TCI Options and TCI SARs in the event of certain transactions, including transactions such as the Distribution.

  The TCI Board determined that, immediately prior to the Distribution, each TCI Option would be divided into two separately exercisable options: (i) an option to purchase TCI Satellite Entertainment, Inc. Series A Common Stock (a "SATCo Option"), exercisable for the number of shares of TCI Satellite Entertainment, Inc. Series A Common Stock, par value $1.00 per share (the "SATCo Series A Common Stock"), that would have been issued in the Distribution with respect to the shares of Series A TCI Group Stock subject to the applicable TCI Option, if such TCI Option had been exercised in full immediately prior to the record date of the Distribution, and containing substantially equivalent terms as the existing TCI Option; and (ii) an option to purchase Series A TCI Group Stock (a "Series A TCI Group Option"), exercisable for the same number of shares of Series A TCI Group Stock as the corresponding TCI Option had been exercisable prior to the Distribution. The aggregate exercise price of each TCI Option was allocated between the SATCo Option and the Series A TCI Group Option into which it was divided, and all other terms, including date of grant, of the SATCo Option and the Series A TCI Group Option are in all material respects the same as the terms of such TCI Option. The TCI Board made similar adjustments to the outstanding TCI SARs, resulting in the holders thereof holding SARs with respect to Series A TCI Group Stock and SATCo Series A Common Stock instead of TCI SARs, and to outstanding restricted stock awards, resulting in the holders thereof holding restricted shares of SATCo Series A Common Stock in addition to restricted shares of Series A TCI Group Stock.

  The TCI Board made the foregoing adjustments pursuant to the anti-dilution provisions of the TCI Plans, pursuant to which the respective TCI Options and TCI SARs had been granted.

  Prior to the Distribution, TCI and Satellite entered into an agreement to sell to each other from time to time at the then current market price shares of Series A TCI Group Stock and SATCo Series A Common Stock, respectively, as necessary to satisfy their respective obligations under any agreement or plan.

  Effective January 14, 1997, TCI issued a stock dividend to holders of Liberty Media Group Common Stock consisting of one share of Series A Liberty Group Stock for every two shares of Series A Liberty Group Stock held and one share of Series A Liberty Group Stock for every two shares of Series B Liberty Group Stock held. As a result of such stock dividend, the number of shares underlying options granted in tandem with SARs to purchase Series A Liberty Group Stock and the exercise prices of such options in tandem with SARs have been adjusted.

  On September 10, 1997, TCI concluded an exchange offer with its stockholders (the "Exchange Offer") whereby TCI created two new series of tracking stocks, the Series A Ventures Group Stock and the Series B Ventures Group Stock. Upon consummation of the Exchange Offer, TCI exchanged (i) shares of Series A Ventures Group Stock for shares of Series A TCI Group Stock; and (ii) shares of Series B Ventures Group Stock for shares of Series B TCI Group Stock. In addition, in accordance with the TCI Plans, the TCI Board authorized an equitable adjustment to the Series A TCI Group Options and the SARs with respect to Series A TCI Group Stock outstanding immediately prior to the consummation of the Exchange Offer to reflect the expected shift of attributed value from the TCI Group Common Stock to the Ventures Group Common Stock. As a result, the Series A TCI Group Options outstanding immediately prior to the Exchange Offer have been canceled and reissued as two separately exercisable options: (i) with 70% of the shares of Series A TCI Group Stock underlying the Series A TCI Group Options allocated to an option to purchase Series A TCI Group Stock; and (ii) with 30% of the shares of Series A TCI Group Stock underlying the Series A TCI Group Options allocated to an option to purchase Series A Ventures Group Stock. The terms of these adjusted options, including the exercise price and the date of grant, are in all material respects the same as the terms of the Series A TCI Group Options. The TCI Board made corresponding adjustments to outstanding SARs with respect to Series A TCI Group Stock.

  Effective February 6, 1998, TCI issued a stock dividend to holders of Liberty Media Group Common Stock consisting of one share of Series A Liberty Group Stock for every two shares of Series A Liberty Group Stock held and one share of Series B Liberty Group Stock for every two shares of Series B Liberty Group Stock held (the "Liberty Stock Dividend"). In addition, TCI issued a stock dividend to holders of Ventures Group Common Stock consisting of one share of Series A Ventures Group Stock for each share of Series A Ventures Group

Stock held and one share of Series B Ventures Group Stock for each share of Series B Ventures Group Stock held (the "Ventures Stock Dividend" and together with the Liberty Stock Dividend, the "1998 Stock Dividends"). References to share amounts and per share exercise and other prices have been adjusted retroactively to give effect to the 1998 Stock Dividends. As a result, the number of shares underlying the options granted in tandem with SARs to purchase Series A Liberty Group Stock, Series A Ventures Group Stock, and Series B Ventures Group Stock, respectively, and the respective exercise prices of such options in tandem with SARs have been adjusted.

  Summary Compensation Table of the Company. The following table shows for each of the years in the three year period ended December 31, 1997, all forms of compensation for the Chief Executive Officer and each of the four most highly compensated executive officers of the Company, whose annual salary and bonus exceeded $100,000 for the year ended December 31, 1997. Unless otherwise noted, all share and per share amounts reflected in the table and the related footnotes have been restated to reflect the above-described transactions under "Background of Stock Adjustments". In addition, the information in this section reflects compensation received by the named executive officers for all services performed for the Company, TCI and their respective subsidiaries.

                                                                             LONG-TERM
                                 ANNUAL COMPENSATION                       COMPENSATION
                        --------------------------------------------   ------------------------
                                                                                     SECURITIES
                                                           OTHER       RESTRICTED    UNDERLYING           ALL
                                                           ANNUAL        STOCK        OPTIONS/           OTHER
       NAME AND                                         COMPENSATION     AWARDS         SARS          COMPENSATION
  PRINCIPAL POSITION    YEAR SALARY ($)    BONUS ($)        ($)           ($)           (#)              ($)(1)
  ------------------    ---- ----------    ---------    ------------   ----------    ----------       ------------
Fred A. Vierra
 (Chief Executive
 Officer until 1-1-
 98)................... 1997  $666,346(2)   $    --       $ 2,812(3)   $2,193,750(4)       --           $15,000
                        1996  $650,000(2)   $    --       $ 4,231(3)   $       --          --           $15,000
                        1995  $650,000(2)   $    --       $ 3,207(3)   $  380,625(5)  400,000(6)        $15,000
David J. Evans
 (President and
 Chief Operating
 Officer).............. 1997  $696,154(7)   $    --       $    --      $       --     450,000(8)        $    --

Stephen M. Brett
 (Vice President and
 Secretary)............ 1997  $482,250      $    --       $ 2,796(3)   $       --     648,500(8)        $15,000
                        1996  $450,000      $    --       $ 4,239(3)   $       --          --           $15,000
                        1995  $364,000      $    --       $ 3,362(3)   $1,087,500(9)  638,750(6)(10)    $15,000
Miranda Curtis
 (Executive Vice
 President)............ 1997  $266,807(11)  $    --       $33,564(12)  $       --     100,000(8)        $    --
                        1996  $262,587(11)  $25,488(11)   $31,775(12)  $       --          --           $    --
                        1995  $157,990(11)  $35,548(11)   $31,579(12)  $  253,750(5)  200,000(6)        $    --
Graham E. Hollis
 (Executive Vice
 President and
 Chief Financial
 Officer).............. 1997  $200,000      $34,000       $ 3,089(3)   $       --     100,000(8)        $ 9,500
                        1996  $135,000      $    --       $    --      $       --          --           $ 9,500
                        1995  $124,231      $61,500       $    --      $       --      50,000(6)        $ 6,133

--------
(1) Amounts represent contributions to the TCI Stock Plan. The TCI Stock Plan provides benefits upon an employee's retirement, which is normally when the employee reaches 65 years of age. TCI Stock Plan participants may contribute up to 10% of their compensation and TCI (by annual resolution of the Board of Directors) may contribute up to a matching 100% of the participants' contributions. Participant contributions to the TCI Stock Plan are fully vested upon contribution.

  Generally, participants acquire a vested right in TCI contributions as follows:

   YEARS OF                                                            VESTING
   SERVICE                                                            PERCENTAGE
   --------                                                           ----------
   Less than 1.......................................................      0%
   1-2...............................................................     33%
   2-3...............................................................     66%
   3 or more.........................................................    100%

    With respect to contributions made in 1997, 1996 and 1995, Messrs. Vierra and Brett are fully vested and, as of January 1, 1998, Mr. Hollis is also fully vested. The TCI Stock Plan includes a salary deferral feature with respect to employee contributions. Forfeitures (due to participants' withdrawal prior to full vesting) are used to reduce TCI's otherwise determined contributions.

    Directors, who are not employees of TCI or the Company, are ineligible to participate in the TCI Stock Plan. The TCI Stock Plan provides benefits upon retirement. Under the terms of the TCI Stock Plan, employees are eligible for participation after three months of service. Although TCI has not expressed a present intent to terminate the TCI Stock Plan, it may do so at any time. The TCI Stock Plan provides for full immediate vesting of all participants' rights upon termination of the TCI Stock Plan. The Company's employees are eligible to participate in the TCI Stock Plan for so long as TCI beneficially owns shares of the common stock of the Company representing at least 80% of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors.

(2) Includes deferred compensation of $250,000 in each of the years indicated.

(3) Consists of amounts reimbursed during the year indicated for the payment of taxes.

(4) Grants of stock options, stock appreciation rights, restricted shares, stock units, or any combination thereof may be made by the Board of Directors of the Company under the 1995 Plan. Pursuant to the 1995 Plan, on July 23, 1997, the Company granted Mr. Vierra 150,000 restricted shares of Series A Stock, which vest as to 50% of such shares in July 2001 and as to the remaining 50% in July 2002. At the end of 1997, these restricted shares had a value of $2,700,000, based upon the closing market price per share of the Series A Stock on Nasdaq on December 31, 1997. The Company has not paid cash dividends on its Series A Stock and does not anticipate declaring and paying cash dividends on the Series A Stock at any time in the foreseeable future. For additional information concerning the 1995 Plan, see "Option and SAR Grants Table" below.

(5) On December 13, 1995, pursuant to the 1995 Plan, the Company granted Mr. Vierra and Ms. Curtis 15,000 and 10,000 restricted shares, respectively, of Series A Stock, which vest as to 50% of such shares on December 13, 1999, and as to the remaining 50% on December 13, 2000. At the end of 1997, these restricted shares had a value of $270,000 and $180,000, respectively, based upon the closing market price per share of the Series A Stock on Nasdaq on December 31, 1997. The Company has not paid cash dividends on its Series A Stock and does not anticipate declaring and paying cash dividends on the Series A Stock at any time in the foreseeable future.

(6) On December 13, 1995, pursuant to the 1995 Plan, the Company granted certain executive officers, directors and other key employees of the Company and TCI options in tandem with SARs to acquire an aggregate of 1,302,000 shares of Series A Stock at a purchase price of $16.00 per share. Additionally, TCI granted to one of its executive officers options in tandem with SARs to acquire 50,000 shares of Series A Stock owned by TCI. Such options vest evenly over five years with such vesting period beginning August 4, 1995, first become exercisable on August 4, 1996, and expire on August 4, 2005. As a result of such grants, Messrs. Vierra, Brett and Hollis and Ms. Curtis received options in tandem with SARs to acquire 400,000, 50,000, 50,000 and 200,000 shares, respectively, of Series A Stock. For additional information concerning the 1995 Plan, see note 5 to the "Option and SAR Grants Table" below.

(7) Mr. Evans commenced employment with the Company on September 1, 1997, as President and Chief Operating Officer. Accordingly, the 1997 compensation information included in the table represents only four months of employment during 1997. In addition, such compensation includes $500,000, which is the value of 30,075 shares of Series A Stock granted Mr. Evans by the Company on September 1, 1997, pursuant to his employment agreement with the Company. Such value is based on a per share price of $16.63, which is the average of the closing prices of the Series A Stock on Nasdaq for the 10 trading days preceding the date of grant. For additional information relating to this grant, see "EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS" below. As of January 1, 1998, Mr. Evans became the Chief Executive Officer of the Company.

 (8) For information concerning this award, see "Option and SAR Grants Table" below.

 (9) On December 13, 1995, pursuant to the TCI 1994 Stock Incentive Plan (the "TCI 1994 Plan"), TCI granted Mr. Brett 35,634 restricted shares of Series A TCI Group Stock, 22,500 shares of Series A Liberty Group Stock, 8,732 shares of Series A Ventures Group Stock, and 4,000 shares of SATCo Series A Common Stock. Such restricted shares vest as to 50% of such shares in December 1999 and as to the remaining 50% of such shares in December 2000. At the end of 1997, these restricted shares had an aggregate value of $1,690,387 based upon the respective closing prices per share of such securities on Nasdaq on December 31, 1997. TCI has not paid cash dividends on any such securities and does not anticipate declaring and paying cash dividends on such securities at any time in the foreseeable future.

(10) Pursuant to the TCI 1994 Plan, on December 13, 1995, TCI granted Mr. Brett options in tandem with SARs to acquire 210,000 shares of Series A TCI Group Stock, 168,750 shares of Series A Liberty Group Stock, 180,000 shares of Series A Ventures Group Stock and 30,000 shares of SATCo Series A Common Stock at adjusted exercise prices of $14.62, $10.66, $7.31 and $23.76, respectively, per share. Such options vest evenly over five years with such vesting period beginning August 4, 1995, first become exercisable on August 4, 1996, and expire on August 4, 2005.

     Notwithstanding the vesting schedule as set forth in the option agreement, the options and SARs shall immediately vest and become exercisable if grantee's employment with TCI: (a) shall terminate by reason of: (i) termination by TCI without cause, (ii) termination by the grantee for good reason (as defined in the agreement), or (iii) disability; (b) shall terminate pursuant to provisions of a written employment agreement, if any, between the grantee and TCI which expressly permits the grantee to terminate such employment upon occurrence of certain specified events; or
     (c) shall terminate if grantee dies while employed by TCI. Further, the options and SARs will immediately vest and become exercisable in the event of an Approved Transaction, Board Change, or Control Purchase (each as defined in the TCI 1994 Plan), unless, in the case of an Approved Transaction, the Compensation Committee of the TCI Board, under the circumstances specified in the TCI 1994 Plan, determines otherwise.

(11) The Company paid Ms. Curtis' salary and bonus in United Kingdom pounds sterling. The 1997, 1996 and 1995 amounts in the table represent the U.S. dollar equivalent using the average exchange rate in effect during the years ended December 31, 1997, 1996 and 1995, respectively.

(12) All of the 1997, 1996 and 1995 amounts represent the U.S. dollar equivalents, using the average exchange rate in effect during the years ended December 31, 1997, 1996 and 1995, respectively, for the disturbance allowances and other compensation paid to Ms. Curtis in pounds sterling.

  Option and SAR Grants Table. The following table shows all grants of stock options and SARs to each of the named executive officers of the Company during the year ended December 31, 1997. All share and per share amounts reflected in the table and the related footnotes have been restated to reflect the transactions described under "Background of Stock Adjustments" above.

                                         % OF
                         NUMBER OF      TOTAL
                         SECURITIES    OPTIONS/
                         UNDERLYING      SARS
                          OPTIONS/    GRANTED TO   EXERCISE
                            SARS      EMPLOYEES    OR BASE  MARKET PRICE              GRANT DATE
        NAME AND          GRANTED     IN FISCAL     PRICE     ON GRANT    EXPIRATION PRESENT VALUE
    SECURITY GRANTED        (#)          YEAR       ($/SH)  DATE ($/SH)      DATE         ($)
    ----------------     ----------   ----------   -------- ------------  ---------- -------------
David J. Evans
 Series A Stock.........  450,000(1)    39.8%(2)    $14.63     $15.94(3)   9/01/07    $4,608,000(4)

Stephen M. Brett
 Series A Stock.........   50,000(5)     4.4%(2)    $14.63     $14.63(6)   7/23/07    $  449,500(4)
 Series A TCI Group
 Stock..................  241,500(7)     3.3%(8)    $15.68     $15.81(9)   7/23/07    $2,357,040(4)
 Series A Liberty Group
 Stock..................  150,000(7)     6.2%(10)   $16.75     $17.25(11)  7/23/07    $1,612,000(4)
 Series A Ventures Group
 Stock..................  207,000(7)     3.1%(12)   $ 7.84     $  -- (13)  7/23/07    $      -- (13)

Miranda Curtis
 Series A Stock.........  100,000(5)     8.8%(2)    $14.63     $14.63(6)   7/23/07    $  899,000(4)

Graham E. Hollis
 Series A Stock.........  100,000(5)     8.8%(2)    $14.63     $14.63(6)   7/23/07    $  899,000(4)

--------
 (1) On September 1, 1997, pursuant to the 1995 Plan, the Company granted Mr. Evans options in tandem with SARs to acquire 450,000 shares of Series A Stock. Such options in tandem with SARs vest evenly over five years with such vesting period beginning September 1, 1997, first become exercisable September 1, 1998, and expire on September 1, 2007.

     Notwithstanding the vesting schedule as set forth in the option agreement, the options and SARs shall immediately vest and become exercisable if grantee's employment with the Company: (a) shall terminate by reason of:
     (i) termination by the Company without cause, (ii) termination by grantee for good reason (as defined in the agreement), or (iii) disability; (b) shall terminate pursuant to provisions of a written employment agreement, if any, between the grantee and the Company which expressly permits the grantee to terminate such employment upon occurrence of certain specified events; or (c) shall terminate if grantee dies while employed by the Company. Further, the options and SARs will immediately vest and become exercisable in the event of an Approved Transaction, Board Change, or Control Purchase (each as defined in the 1995 Plan), unless, in the case of an Approved Transaction, the Compensation Committee of the Company's Board of Directors, under the circumstances specified in the 1995 Plan, determines otherwise.

 (2) Based on all options to purchase Series A Stock granted to employees of the Company and TCI during the year ended December 31, 1997.

 (3) Represents the closing market price per share of the Series A Stock on Nasdaq on September 2, 1997, the first trading day following the date of grant.

 (4) The values shown are based on the Black-Scholes model and are stated in current annualized dollars on a present value basis. The key assumptions used in the model for purposes of this calculation include the following:
     (a) a 6.15% discount rate on the date of grant; (b) a 35% volatility factor; (c) the 10-year option term; (d) the closing market price of the respective securities on the date of grant; and (e) an expected dividend rate of zero. The actual value an executive may realize will depend upon the extent to which the stock price exceeds the exercise price on the date the option or SAR is exercised. Accordingly, the value, if any, realized by an executive will not necessarily be the value determined by the model.

 (5) On July 23, 1997, pursuant to the 1995 Plan, the Company granted certain executive officers, directors and other key employees of the Company and TCI options in tandem with SARs to acquire an aggregate of 630,000 shares of Series A Stock. Such options in tandem with SARs vest evenly over five years with such vesting period beginning July 23, 1997, first become exercisable on July 23, 1998, and expire on July 23, 2007. Messrs. Brett and Hollis and Ms. Curtis received options in tandem with SARs to acquire 50,000, 100,000 and 100,000 shares, respectively, of Series A Stock.

     Notwithstanding the vesting schedule as set forth in the option agreement, the options and SARs shall immediately vest and become exercisable if grantee's employment with the Company: (a) shall terminate by reason of:
     (i) termination by the Company without cause, (ii) termination by grantee for good reason (as defined in the agreement), or (iii) disability; (b) shall terminate pursuant to provisions of a written employment agreement, if any, between the grantee and the Company which expressly permits the grantee to terminate such employment upon occurrence of certain specified events; or (c) shall terminate if grantee dies while employed by the Company. Further, the options and SARs will immediately vest and become exercisable in the event of an Approved Transaction, Board Change, or Control Purchase (each as defined in the 1995 Plan), unless, in the case of an Approved Transaction, the Compensation Committee of the Company's Board of Directors, under the circumstances specified in the 1995 Plan, determines otherwise.

 (6) Represents the closing market price per share of the Series A Stock on Nasdaq on July 23, 1997.

 (7) On July 23, 1997, pursuant to the TCI 1996 Incentive Plan, TCI granted to Mr. Brett options in tandem with SARs to acquire 241,500 shares of Series A TCI Group Stock, 150,000 shares of Series A Liberty Group Stock and 207,000 shares of Series A Ventures Group Stock. Such options in tandem with SARs vest evenly over five years with such vesting period beginning July 23, 1997, first become exercisable on July 23, 1998, and expire on July 23, 2007.

     Notwithstanding the vesting schedule as set forth in the option agreement, the options and SARs shall immediately vest and become exercisable if grantee's employment with TCI: (a) shall terminate by reason of: (i) termination by TCI without cause, (ii) termination by grantee for good reason (as defined in the agreement), or (iii) disability; (b) shall terminate pursuant to provisions of a written employment agreement, if any, between the grantee and TCI which expressly permits the grantee to terminate such employment upon occurrence of certain specified events; or
     (c) shall terminate if grantee dies while employed by TCI. Further, the options and SARs will immediately vest and become exercisable in the event of an Approved Transaction, Board Change, or Control Purchase (each as defined in the 1996 Plan), unless, in the case of an Approved Transaction, the Compensation Committee of the TCI Board, under the circumstances specified in the TCI 1996 Incentive Plan, determines otherwise.

 (8) Based on all options to purchase Series A TCI Group Stock granted to TCI employees during the year ended December 31, 1997.

 (9) Represents the closing market price per share of the Series A TCI Group Stock on Nasdaq on July 23, 1997.

(10) Based on all options to purchase Series A Liberty Group Stock granted to TCI employees during the year ended December 31, 1997.

(11) Represents the closing market price per share of the Series A Liberty Group Stock on Nasdaq on July 23, 1997.

(12) Based on all options to purchase Series A Ventures Group Stock granted to TCI employees during the year ended December 31, 1997.

(13) Mr. Brett received his options in tandem with SARs to purchase Series A Ventures Group Stock as a result of the Exchange Offer. For additional information concerning the adjustments made by the TCI Board to outstanding options and SARs see "Background to Stock Adjustments" above. Because the Series A Ventures Group Stock did not begin regular way trading on Nasdaq until September 17, 1997, no market price per share on grant date or grant date present value information is available.
     Assuming, however, the closing market price of Series A Ventures Group Stock on the relevant date would have been the same as the closing market price of Series A TCI Group Stock on the date of grant and then adjusting such closing market price for the Ventures Stock Dividend, Mr. Brett's grant of options in tandem with SARs to acquire 207,000 shares of Series A Ventures Group Stock would have had a market price per share of $7.91 and a grant date present value of $1,010,160. (See note 4 above for information about the assumptions used in the Black-Scholes model to determine the grant date present value.)

  Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table. The following table provides each exercise of stock options and SARs during the year ended December 31, 1997, by each of the named executive officers of the Company and the December 31, 1997 year-end number and value of unexercised options and SARs on an aggregated basis. The number of securities underlying the options have been adjusted to reflect the 1998 Stock Dividends.

                                                                NUMBER OF
                                                                SECURITIES      VALUE OF
                                                                UNDERLYING    UNEXERCISED
                                                               UNEXERCISED    IN-THE-MONEY
                                                               OPTIONS/SARS   OPTIONS/SARS
                                                              AT 12/31/97(#) AT 12/31/97($)
        NAME AND          SHARES ACQUIRED                      EXERCISABLE/   EXERCISABLE/
 SERIES OF COMMON STOCK  ON EXERCISE (#)(1) VALUE REALIZED($) UNEXERCISABLE  UNEXERCISABLE
 ----------------------  ------------------ ----------------- -------------- --------------
Fred A. Vierra
 Series A Stock
  Exercisable...........          --                  --         160,000       $  320,000
  Unexercisable.........          --                  --         240,000       $  480,000
 Series A TCI Group
  Stock
  Exercisable...........       70,000          $1,242,500        154,000       $2,357,915
  Unexercisable.........          --                  --          56,000       $  769,860
 Series A Liberty Group
  Stock
  Exercisable...........          --                  --         180,000       $2,852,850
  Unexercisable.........          --                  --          45,000       $  647,400
 Series A Ventures Group
  Stock
  Exercisable...........          --                  --         192,000       $1,562,160
  Unexercisable.........          --                  --          48,000       $  338,940
 SATCo Series A Common
  Stock
  Exercisable...........          --                  --          32,000       $      --
  Unexercisable.........          --                  --           8,000       $      --

David J. Evans
 Series A Stock
  Exercisable...........          --                  --             --        $      --
  Unexercisable.........          --                  --         450,000       $1,518,750

Stephen M. Brett
 Series A Stock
  Exercisable...........          --                  --          20,000       $   40,000
  Unexercisable.........          --                  --          80,000       $  228,500
 Series A TCI Group
  Stock
  Exercisable...........      140,000          $1,779,750        168,000       $2,273,460
  Unexercisable.........          --                  --         423,500       $5,048,051
 Series A Liberty Group
  Stock
  Exercisable...........          --                  --         247,500       $3,764,100
  Unexercisable.........          --                  --         296,250       $3,126,275
 Series A Ventures Group
  Stock
  Exercisable...........      120,000          $  756,450        144,000       $1,001,340
  Unexercisable.........          --                  --         363,000       $2,385,799
 SATCo Series A Common
  Stock
  Exercisable...........          --                  --          44,000       $      --
  Unexercisable.........          --                  --          26,000       $      --

                                                                NUMBER OF
                                                                SECURITIES      VALUE OF
                                                                UNDERLYING    UNEXERCISED
                                                               UNEXERCISED    IN-THE-MONEY
                                                               OPTIONS/SARS   OPTIONS/SARS
                                                              AT 12/31/97(#) AT 12/31/97($)
        NAME AND          SHARES ACQUIRED                      EXERCISABLE/   EXERCISABLE/
 SERIES OF COMMON STOCK  ON EXERCISE (#)(1) VALUE REALIZED($) UNEXERCISABLE  UNEXERCISABLE
 ----------------------  ------------------ ----------------- -------------- --------------
Miranda Curtis
 Series A Stock
  Exercisable...........         --                  --           80,000        $160,000
  Unexercisable.........         --                  --          220,000        $577,000
 Series A TCI Group
  Stock
  Exercisable...........         --                  --           15,750        $234,583
  Unexercisable.........         --                  --            7,000        $ 96,233
 Series A Liberty Group
  Stock
  Exercisable...........         --                  --           12,655        $191,941
  Unexercisable.........         --                  --            5,625        $ 80,925
 Series A Ventures Group
  Stock
  Exercisable...........         --                  --           13,500        $103,067
  Unexercisable.........         --                  --            6,000        $ 42,368
 SATCo Series A Common
  Stock
  Exercisable...........         --                  --            2,250        $    --
  Unexercisable.........         --                  --            1,000        $    --

Graham E. Hollis
 Series A Stock
  Exercisable...........         --                  --           20,000        $ 40,000
  Unexercisable.........         --                  --          130,000        $397,000
 Series A TCI Group
  Stock
  Exercisable...........       3,780             $33,302             --         $    --
  Unexercisable.........         --                  --            2,520        $ 34,644
 Series A Liberty Group
  Stock
  Exercisable...........       3,037             $36,349             --         $    --
  Unexercisable.........         --                  --            2,025        $ 29,133
 Series A Ventures Group
  Stock
  Exercisable...........       3,240             $14,969             --         $    --
  Unexercisable.........         --                  --            2,160        $ 15,252
 SATCo Series A Common
  Stock
  Exercisable...........         --                  --              540        $    --
  Unexercisable.........         --                  --              360        $    --

--------
(1) In all cases, represents the number of shares underlying the SARs, which were exercised in 1997.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
AGREEMENTS

  Except as described below, the Company has no employment contracts, termination of employment agreements or change of control agreements with any of the named executive officers of the Company. The vesting of certain equity-based incentive awards granted by the Company to executive officers of the Company may, under certain circumstances, be accelerated in the event of a change in control of the Company or upon termination of an executive officer's employment with the Company.

  Employment Agreement with Mr. Vierra. Until December 31, 1997, the Company, TCI and Mr. Vierra were parties to an Amended and Restated Employment Agreement relating to Mr. Vierra's employment with the Company as Vice Chairman and Chief Executive Officer. Effective January 1, 1998, however, the parties terminated Mr. Vierra's employment agreement and replaced it with a consulting agreement. In connection with Mr. Vierra becoming a consultant, Mr. Vierra resigned as an officer of the Company but remains a director and the Vice Chairman of the Company's Board of Directors. For more information on Mr. Vierra's consulting agreement, see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS--TRANSACTIONS WITH MANAGEMENT--Consulting Agreement with Mr. Vierra" below.

  Under the terms of the employment agreement, Mr. Vierra received a base salary of $650,000 per year. Mr. Vierra's salary was subject to annual review by the Board of Directors, which could in its sole discretion increase his salary. In October 1997, the Company's Board of Directors increased Mr. Vierra's salary from $650,000 per annum to $700,000 per annum. Mr. Vierra's employment agreement provided for the deferral of a portion of each monthly salary payment so as to result in the deferral of salary at the rate of $250,000 per annum. The deferred amounts would have been paid in monthly installments over a 240-month period commencing on the later of December 31, 1998, and the termination of Mr. Vierra's full-time employment with the Company, together with interest thereon at the rate of 8% per annum compounded annually from the date of deferral to the payment date. In the event of Mr. Vierra's death, all outstanding deferred amounts would have been paid in a lump sum to his beneficiaries. Such deferred amounts will now be paid in accordance with the terms of the consulting agreement referenced above.

  While employed by the Company pursuant to his employment agreement, Mr. Vierra could participate in all formal incentive compensation plans, stock incentive plans, employee stock purchase plans, retirement plans and insurance plans or policies adopted for the benefit of TCI's or the Company's executive officers or employees generally. Additionally, Mr. Vierra's employment agreement provided for personal use of TCI's aircraft and flight crew, limited to an aggregate value of $35,000 per year.

  Under the employment agreement, substantially all of Mr. Vierra's business time, attention and efforts was devoted to the affairs of the Company. Mr. Vierra's agreement further provided that during his employment with the Company and for the longer of: (i) a period of two years following the effective date of his termination of employment; or (ii) until December 31, 1998 (in the event Mr. Vierra terminated his employment before the end of the term of his employment in breach of the employment agreement or in the event Mr. Vierra was terminated "for cause" (as defined in the employment agreement) by the Company), Mr. Vierra would not be connected with any entity in any manner, as defined in the agreement, which competes in a material respect with the business of the Company or any of the Company's or TCI's majority owned subsidiaries. The agreement provided, however, that Mr. Vierra could own securities of any corporation listed on a national securities exchange or quoted on Nasdaq to the extent of an aggregate of 5% of the amount of such securities outstanding. As a party to the employment agreement, TCI agreed to provide to Mr. Vierra certain benefits thereunder; however, any payment or expense incurred by TCI under the employment agreement was to be reimbursed to TCI by the Company under the terms of the Services Agreement between TCI and the Company. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS--TRANSACTIONS WITH TCI AND OTHERS--Services Agreement" below.

  Employment Agreement with Mr. Evans. Mr. Evans commenced employment as the Company's President and Chief Operating Officer effective September 1, 1997, and as the Company's Chief Executive Officer in January 1998, pursuant to the terms of an employment agreement with the Company. The employment agreement provides for a base salary of $600,000 per annum. Such salary is subject to annual review by the Company's Board of Directors, which may, in its sole discretion, increase Mr. Evans' salary. In addition, Mr. Evans will receive an annual bonus of $200,000 payable in two equal installments on February 1 and September 1 of each year, commencing February 1, 1998. The employment agreement allows for discretionary bonuses as well.

  Pursuant to the terms of the employment agreement, the Company issued to Mr. Evans on September 1, 1997, $500,000 of its Series A Stock (30,075 shares) and will issue to Mr. Evans on each of the next four successive anniversaries of such issuance an additional $500,000 of its Series A Stock. On September 1, 1997, the Company also granted Mr. Evans options to purchase 450,000 shares of its Series A Stock with an exercise price of $14.625 per share. Such options have been granted pursuant to the terms of the 1995 Plan and vest evenly over the next five years. At such time as Mr. Evans relocates to Denver, Colorado, the Company will reimburse Mr. Evans for his reasonable relocation expenses. The agreement allows Mr. Evans to be based in Los Angeles, California until August 31, 1999, at which time he will be based at the Company's principal offices. While he is employed by the Company pursuant to his employment agreement, Mr. Evans is entitled to participate in all formal incentive compensation plans, stock incentive plans, employee stock purchase plans, retirement plans and insurance plans or policies adopted for the benefit of the Company's or TCI's executive officers or employees generally.

  Mr. Evans' employment agreement terminates on August 31, 2002. The employment agreement provides that upon an earlier termination of Mr. Evans' employment by the Company without cause, all remaining compensation due under such agreement for the balance of the employment term would become immediately due and payable to Mr. Evans. Upon his death during the employment term, the Company would pay to Mr. Evans' beneficiaries all compensation accrued to the date of death. In the event of his disability, the Company would continue to pay Mr. Evans his annual salary as and when it would have otherwise become due until the first to occur of the end of the employment term or the date of his death.

  Mr. Evans' employment agreement provides further that during the term of his employment with the Company, Mr. Evans will not be connected with any entity in any manner, which directly competes in a material respect with the business of the Company or any of its majority-owned subsidiaries. Mr. Evans may, however, own securities of any corporation listed on a national securities exchange or quoted on Nasdaq to the extent of an aggregate of 5% of the amount of such securities outstanding.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Company's Board of Directors is responsible for determining executive compensation policies and guidelines. Messrs. Gould, Kern and Malone constitute the Compensation Committee. Dr. Malone is the Chairman of the Board of the Company and the Chairman of the Board and Chief Executive Officer of TCI. He is not an officer of any of the Company's subsidiaries. Neither Mr. Gould nor Mr. Kern are, or have been at any time, officers of the Company or any of its subsidiaries. Mr. Gould and Mr. Kern, however, are directors of TCI, and Mr. Gould is a member of the TCI Board Compensation Committee. In addition, Mr. Kern is a director of TCI and special counsel with the law firm of Baker & Botts, L.L.P., the principal outside counsel for the Company and TCI.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  Neither the report of the Compensation Committee of the Board of Directors (the "Compensation Committee") nor the stock performance graph which follows such report shall be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  Compensation Philosophy. Consistent with the compensation philosophy applicable when the Company was a wholly owned subsidiary of TCI, and continuing that philosophy, the Compensation Committee believes that a link should exist between executive compensation and the return on investment provided to stockholders as reflected by the appreciation in the price of the Company's Common Stock. In applying this philosophy, the Compensation Committee has developed and implemented a compensation policy which seeks to attract and retain highly skilled and effective executives with the business experience and acumen necessary to achievement of the long-term business objectives of the Company and to align the financial interest of the Company's senior executives with those of its stockholders. The Company attempts to realize these goals by providing competitive compensation and linking a substantial portion of compensation to the enhancement of stockholder value.

  The Company's executive compensation is based principally on two components--salary and equity based incentives--each of which is intended to serve the Company's overall compensation philosophy. Generally, the Company does not pay cash bonuses to its senior executives.

  Base Salary. Base salary for executive officers is generally targeted at or below the median for executives with comparable qualifications, experience and responsibilities of other companies in the media industry. In the aggregate, executive salaries are consistent with this philosophy. Base salary levels are also based on the employee's relative level of seniority and responsibility.

  During 1995, the Compensation Committee of TCI (the "TCI Compensation Committee") undertook a review of the compensation paid to its key employees, including present employees of the Company, and retained independent consultants to advise it in connection with setting base salaries. The consultants provided TCI, the TCI Compensation Committee and the Compensation Committee with surveys of base salaries, bonuses and long-term incentive compensation packages of the chief executive officers and certain other senior officers in the media industry, including seven companies with international operations in the cable television industry and approximately 80 companies in various other industries. The TCI Compensation Committee then established salary levels for the executive officers of the Company while the Company was still wholly owned by TCI.

  During 1997, the Compensation Committee established new salary levels for certain of its executive officers (including Mr. Vierra, the Chief Executive Officer at that time) at the median of the annual salaries and bonuses of officers in comparable positions and in companies included in the survey. In connection with the Compensation Committee's assessment of the appropriate base salary levels for its executives, the Compensation Committee took into account the employment agreement between Mr. Vierra and the Company and TCI with a stated termination date of December 31, 1998, which agreement established a minimum base salary and participation in certain incentive, retirement and insurance plans or policies adopted for the benefit of the Company's or TCI's executive officers or employees generally. Certain terms of the employment agreement with Mr. Vierra are described under "EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS" above. The Compensation Committee determined that the increase in the salary paid to Mr. Vierra in the fourth quarter of 1997 was competitive with salaries paid to similarly situated senior executive officers in the media industry. The Compensation Committee also determined that the salaries paid to its other executive officers, including named executive officers and executive officers who had not been employed by the Company prior to 1997, were necessary to attract and retain such executive officers and reflect the responsibilities assigned to such officers and their expected contributions to the Company.

  Equity-Based Incentives. In order to make the overall compensation packages of the Company's executives and other key employees competitive with other companies in the media industry, the Compensation Committee has emphasized equity-based incentives rather than salary and bonuses. The Compensation Committee believes that reliance upon such incentives is advantageous to the Company because they foster a long-term commitment by the recipients to the Company and motivate the recipients to seek to improve the long-term market performance of the Series A Stock. During 1997, the Compensation Committee reviewed the long-term, equity based compensation of certain of its senior officers and determined that additional grants of stock options with tandem SARs and restricted stock would be in the long-term best interests of the Company.

  As a result of such review, in 1997, the Compensation Committee authorized the grant of 150,000 restricted shares of Series A Stock to Mr. Vierra based upon the improved financial performance of the Company and Mr. Vierra's extraordinary contribution to the Company to bring about such performance. The aggregate number of shares of Series A Stock covered by such grant represent less than 0.01% of the total number of shares of Series A Stock outstanding. In addition, the Compensation Committee authorized the grants to other senior officers and key employees of the Company stock options in tandem with SARs. The stock options in tandem with SARs and the restricted stock awards are more fully described in "EXECUTIVE COMPENSATION--Summary Compensation Table of the Company" and "EXECUTIVE COMPENSATION--Option and SAR Grants Table" above.

  The Company made the above-described grants after a review of the exercise prices, numbers and dates of the awards of the stock options, tandem SARs, and restricted stock already held by the Company's executives and other key employees. The Compensation Committee based its grants for 1997 in part upon the level of the executive or other key employee's responsibilities, experience and expertise and the degree to which such person is in a position to contribute to the achievement or advancement of the Company's financial and strategic objectives. In addition, such awards are consistent with the Company's philosophy of providing equity-based, long-term incentives to senior management for the purposes of retaining talented management, and for the purpose of aligning management's financial interest with stockholders.

  Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations relating to the Code (collectively, the "Code") restrict publicly traded companies from claiming or receiving a tax deduction on compensation paid to an executive officer in excess of $1 million, unless such compensation is performance based. As a result, many companies with executive pay levels exceeding the $1 million limit have revised or amended current compensation programs to qualify the payments thereunder for deductibility. The 1995 Plan has been established in a manner which permits the Compensation Committee to make certain awards that are not subject to this limitation. In making awards under the 1995 Plan, the Compensation Committee will consider the implications of Section 162(m).

                                          COMPENSATION COMMITTEE

                                          Paul A. Gould
                                          Jerome H. Kern
                                          John C. Malone

STOCK PERFORMANCE GRAPH

  The following graph compares the percentage change in the cumulative total stockholder return (assuming reinvestment of dividends) on the Series A Stock with the cumulative total return on the Nasdaq Composite Index (U.S. and Foreign) and a peer group of companies based on the Nasdaq Telecommunications Stock Index. The graph assumes that the value of the investment in Series A Stock and each index was $100 on July 18, 1995. The Company has not paid any cash dividends on the Series A Stock and does not expect to pay dividends for the foreseeable future. The stockholder return performance graph below is not necessarily indicative of future performance.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                 AMONG NASDAQ TELECOMMUNICATIONS STOCK INDEX,
              NASDAQ COMPOSITE (US & FOREIGN) AND SERIES A STOCK

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           TELE-COMMUN     NASDAQ       NASDAQ
(Fiscal Year Covered)        INTL INC        TELECOMM     COMPOSITE
---------------------        -----------     --------     ---------
Measurement Pt-  7/18/95      $100.00        $100.00      $100.00
FYE   12/95                   $142.19        $106.27      $104.92
FYE   12/96                   $ 82.81        $108.65      $128.48
FYE   12/97                   $112.50        $158.93      $157.91

COMPENSATION OF DIRECTORS

  The standard arrangement by which the Company's directors are compensated for all services (including any amounts payable for committee participation or special assignments) as a director is as follows: each director receives a fee of $500, plus travel expenses, for attendance at each meeting of the Board of Directors and each director who is not a full-time employee of the Company receives additional compensation of $30,000 per year. During 1997, such additional compensation was waived by the non-employee directors who were employees of TCI.

  On April 11, 1996, the Company made grants of stock options for 50,000 shares of Series A Stock to each of the then nonemployee directors of the Company (Messrs. Akiyama, Gould, Kern, Lescure and Malone) under the 1996 Nonemployee Director Stock Option Plan. Such options have an exercise price of $16.00 per share (which was the initial public offering price of the Series A Stock on July 18, 1995) and vest and become exercisable over a five-year period, commencing on April 11, 1996, and will expire on April 11, 2006. Mr. Akiyama, a former director of the Company, waived his right to receive such options, which were then canceled.

  Each person who becomes a director of the Company and is not an employee of the Company or any of its subsidiaries will be automatically granted similar options upon such person becoming a director pursuant to the terms of the Company's 1996 Nonemployee Stock Option Plan. Additionally, each person who is an employee and director of the Company who ceases to be an employee of the Company but remains a director of the Company will be automatically granted similar options upon such event. The exercise price of each such subsequently granted option will be equal, however, to the fair market value of the Series A Stock on the date the option is granted. In general, such fair market value will be 95% of the last sale price for the shares of the Series A Stock as reported on Nasdaq on the date of grant, with the price resulting from such percentage rounded down to the nearest quarter dollar.

  There are no other arrangements whereby any of the Company's directors received compensation for services as a director during 1997 in addition to or in lieu of that specified by the aforementioned standard arrangement.

BOARD MEETINGS

  During 1997, the Board of Directors of the Company had three meetings. Except for Messrs. Akiyama and Lescure, no director attended fewer than 75% of the meetings of the Board of Directors or of any committee of which he is a member.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Company's Board of Directors has an Audit Committee, a Compensation Committee and an Executive Committee. There is no standing nomination committee of the Company's Board of Directors.

  The members of the Audit Committee are Messrs. Gould and Lescure. The duties of the Audit Committee are to review and monitor the Company's financial reports and accounting practices to ascertain that they are within acceptable limits of sound practice, to receive and review audit reports submitted by the Company's independent auditors and by its internal auditing staff and to make such recommendations to the Board as may seem appropriate to the Audit Committee to assure that the interests of the Company are adequately protected and to review all related party transactions and potential conflict-of-interest situations. The Audit Committee of the Company held no meetings during 1997.

  The members of the Compensation Committee are Messrs. Gould, Kern and Malone. The functions of the Compensation Committee are to review and make recommendations to the Board of Directors concerning the compensation of the executive officers of the Company, to consider and make recommendations to the Board of Directors concerning existing and proposed employment agreements between the Company and its executive officers and to administer the 1995 Plan. The Compensation Committee of the Company held one meeting during 1997.

  The members of the Executive Committee are Messrs. Evans, Gould, and Malone. The Executive Committee exercises all of the powers and authority of the Board of Directors between meetings of the entire Board of Directors, other than such powers and authority as the Delaware General Corporation Law specifically prohibits an executive committee from performing. The Executive Committee took all action by unanimous written consent and therefore held no meetings during 1997.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT

  Consulting Agreement with Mr. Vierra. Effective January 1, 1998, TCI entered into a five year consulting agreement with Mr. Vierra for Mr. Vierra to provide consulting services to TCI on the allocation of TCI's resources and other matters generally and with respect to the international operations of TCI in particular. Mr. Vierra will not be required to provide more than 700 hours per year in such consulting services. For such consulting services, the consulting agreement provides for a fee of $700,000 per annum. Pursuant to the agreement, a portion of such consulting fee will be deferred at an annual rate of approximately $250,000 per annum. The deferred amounts will be paid in monthly installments over a 240-month period commencing on the later of the first business day of the first full calendar month following December 31, 2002, and the termination of Mr. Vierra's position as a consultant to TCI, together with interest thereon at the rate of 8% per annum, compounded annually, from the date of deferral to the payment date. In the event of Mr. Vierra's death, all outstanding deferred amounts will be paid in a lump sum to his beneficiaries.

  While Mr. Vierra is a consultant to TCI pursuant to the agreement, he is entitled to participate in all insurance plans or policies adopted for the benefit of TCI's employees. The consulting agreement provides that all options for TCI common stock and the Company Common Stock held by Mr. Vierra are now vested in full. In addition, restricted stock awards for the Common Stock shall vest upon the expiration of the terms provided by the agreements evidencing their respective grants.

  Upon termination of the consulting agreement by TCI, TCI will pay all remaining compensation due under the agreement for the balance of the term of the agreement. Upon Mr. Vierra's death during the term of the consulting agreement, TCI will pay to Mr. Vierra's beneficiaries a lump sum in an amount equal to one year's compensation amount. The consulting agreement provides further that, during the term of the agreement, Mr. Vierra will not be connected in any manner with any entity which directly competes in a material respect with the business of TCI or any of its majority-owned subsidiaries, which includes the Company. Mr. Vierra may, however, own securities of any corporation listed on a national securities exchange or quoted on Nasdaq to the extent of an aggregate of 5% of the amount of such securities outstanding. In addition, Mr. Vierra may provide consulting services to others if approved by TCI's chief executive officer.

  Employment Agreement with Mr. Evans. As of August 1, 1997, the Company entered into a five year employment agreement with Mr. Evans, which commenced September 1, 1997. The terms of this employment agreement are described under "CONCERNING MANAGEMENT--EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS" above.

  Other Transactions. On September 1, 1997, the Company issued 30,075 shares of Series A Stock (valued at $500,000 based upon a price per share of $16.63) to David Evans. For more information on this issuance, see "CONCERNING MANAGEMENT--EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS" above. On January 15, 1998, Mr. Evans sold 12,200 of such shares to the Company for $201,300 ($16.50 per share). The closing market price of the Series A Stock on Nasdaq on such date was $17.68 per share.

TRANSACTIONS WITH TCI AND OTHERS

  Relationship with TCI. TCI beneficially owns 86,250,000 shares of Series A Stock and 11,700,000 shares of Series B Stock which, at December 31, 1997, collectively represented approximately 92% of the total voting power of the outstanding shares of Common Stock. Consequently, TCI has significant influence over the policies and affairs of the Company and is in a position to determine the outcome of corporate actions requiring stockholder approval, including the election of directors, the adoption of amendments to the Company's Charter and the approval of mergers and the sale of all or substantially all of the Company's assets.

  TCI formed the Company during the fourth quarter of 1994 and the first quarter of 1995 through the contribution to the Company of substantially all of TCI's international cable television and telephony assets and certain of TCI's international programming assets. The international programming assets that TCI did not contribute to the Company remained in two of TCI's other subsidiaries, Liberty Media Corporation ("Liberty") and TCIC. The international programming assets that currently remain with Liberty are those that are either (i) devoted to foreign sports programming or (ii) owned directly or indirectly (in whole or in part) by U.S.-based programming companies in which Liberty has an interest. During 1996, Liberty contributed its interests in foreign sports programming to a limited liability company owned in equal parts by subsidiaries of the Company and Liberty, Liberty/TINTA LLC ("Liberty/TINTA"). Liberty/TINTA then contributed such assets to a newly formed sports programming venture with the News Corporation Limited ("News Corp."). See "Sports Programming Venture" below.

  In September 1997, TCI issued the Ventures Group Common Stock in the Exchange Offer with the intent that such stock would reflect the separate performance of the TCI Ventures Group. The TCI Ventures Group includes TCI's principal international assets, including TCI's equity interest in the Company, and substantially all of TCI's non-cable and non-programming domestic assets. With the formation of the TCI Ventures Group, TCI assigned to Ventures LLC various agreements, rights and obligations related to TCI's assets attributed to the TCI Ventures Group. Such assignments included transferring all of TCI's equity interests in the Company to Ventures LLC and financial obligations with the Company to Ventures LLC. See "Credit Facility" and "Loans Pursuant to Unsecured Promissory Notes" below.

  TCI has advised the Company that TCI presently intends (i) to make available to the Company any opportunity to acquire, develop, own and/or manage cable and/or telephony operations outside the United States presented to TCI or any of its controlled affiliates, and (ii) except as provided below, to make available to the Company any opportunity to acquire, develop, manage and/or operate programming services outside of the United States (a "Programming Opportunity") presented to TCI or any of its controlled affiliates. The foregoing does not apply to: (i) international programming services owned or managed, directly or indirectly (in whole or in part), by TCI or any of its controlled affiliates other than the Company as of July 12, 1995 (the date of the Company's initial public offering); (ii) international programming opportunities under development by TCI or any of its controlled affiliates other than the Company, which were the subject of a signed letter of intent or other agreement in principle as of July 12, 1995; (iii) Programming Opportunities with respect to foreign sports programming, which is expected to be pursued by Liberty/TINTA and made available to a joint venture in which Liberty/TINTA owns a 50% interest (see "Sports Programming Venture" below);
(iv) any Programming Opportunity presented to a public company, which is a controlled affiliate of either TCI or any of TCI's controlled affiliates (other than the Company); (v) any Programming Opportunity presented to, or cable television or cable telephony services provided by, any company or other entity in which TCI or any of its controlled affiliates has an interest but which is not itself a controlled affiliate of either TCI or any of TCI's controlled affiliates; and (vi) the distribution outside the United States of a programming service initially distributed within the United States and owned and/or managed by TCI or any of its controlled affiliates (other than the Company). If the Company determines not to pursue a Programming Opportunity, subsidiaries or controlled affiliates of TCI other than the Company may pursue such Programming Opportunity or the Company and another subsidiary of TCI (or any of its other controlled affiliates) may pursue such opportunity jointly. Neither TCI nor any of its controlled affiliates will make available to the Company any Programming Opportunity if TCI or such controlled affiliate is legally (for example, by a fiduciary duty owed to others) or contractually prohibited from taking such action. The foregoing policy concerning Programming Opportunities will, in any event, be terminable at such time as TCI ceases to beneficially own at least a majority in voting power of the outstanding Common Stock of the Company.

  The above policy of TCI can be modified or rescinded by TCI in its sole discretion, without approval of the Company, although TCI has informed the Company it has no present intention to do so. TCI can also adopt additional policies with respect to the Company depending upon future circumstances. TCI has informed the Company that any determination it might make to modify or rescind its policy with respect to the Company, or to adopt additional policies affecting the Company, would be made by the TCI Board, which has a duty to act with due care and in the best interests of all the stockholders of TCI.

  TCI and the Company have entered into a number of intercompany agreements more fully described below, covering matters such as lending arrangements, indemnification, the provision of services, tax sharing, the use of the Tele-Communications name and registration rights. TCI also provides certain administrative, financial, legal, treasury, accounting, tax and other services to the Company and makes available certain of its employee benefit plans to the Company's employees. TCI established the terms of these arrangements in consultation with the Company, but TCI and the Company executed the arrangements while the Company was a wholly owned subsidiary. As a result, such arrangements are not the result of arm's-length negotiations. Accordingly, although the Company believes the terms of these arrangements are reasonable, no assurance can be given that the terms and conditions of these agreements, or the terms of any future arrangements between TCI and the Company, are or will be as favorable to the Company as could be obtained from unaffiliated third parties.

  Sports Programming Venture. In April 1996, Liberty/TINTA formed a joint venture with News Corp. ("Fox Sports International") to operate existing sports services in Latin America and Australia and a variety of new sports services throughout the world, excluding the United States, Canada and certain other defined geographical areas. The Company and Liberty each owns a 50% interest in Liberty/TINTA. Liberty/TINTA, in turn owns a 50% interest in Fox Sports International, with News Corp. owning the other 50% interest. Liberty/TINTA contributed to Fox Sports International the non-cash assets contributed to it by the Company and Liberty. News Corp. contributed various international sports rights and certain trademark rights in exchange for its 50% interest in Fox Sports International.

  As part of the formation of Fox Sports International, Liberty/TINTA is entitled to receive from News Corp. 7.5% of the outstanding stock of STAR Television Limited. Upon the delivery of such stock to Liberty/TINTA, News Corp. is entitled to receive from Liberty/TINTA up to $20 million and rights under various Asian sports programming agreements. STAR Television Limited operates a satellite-delivered television platform in Asia.

  The agreement with News Corp. includes, among other things, provisions generally prohibiting any of the parties from engaging in any business that is within the scope of the business to be conducted by Fox Sports International (other than through Fox Sports International), that being the operation of programming services featuring predominantly sports and sports-related programming, data or content for distribution by any means and in any form anywhere in the world, except in the excluded areas referred to above. Those restrictions will be binding on TCI until such time as neither the Company nor Liberty is controlled by TCI. The agreement with News Corp. also includes provisions granting to a separate joint venture to be formed by Liberty and Fox Inc. (a wholly-owned subsidiary of News Corp.) rights of first refusal with respect to international sports programming as to which Fox Sports International holds United States or Canadian distribution rights.

  Prior to November 1, 2000, News Corp. and Liberty/TINTA cannot transfer their interests in Fox Sports International other than to certain of their respective affiliates. Thereafter, any proposed transfer to a non-affiliate will be subject to a right of first refusal in favor of the non-transferring member. Transfers to affiliates will not be subject to those transfer restrictions or rights of first refusal. In certain events, either member of Fox Sports International will have the right to trigger a procedure under which the other member will be required either to purchase the triggering member's interest or to sell its interest to the triggering member, in either case, at the price stated by the triggering member. Those buy/sell rights will arise if, at any time after the fifth anniversary of the formation of Fox Sports International, the members cannot agree for two consecutive years on the approval of an annual budget or the appointment of a chief executive officer for Fox Sports International. If control of Liberty/TINTA is acquired by any one of certain named media industry participants, then News Corp. will have an option to purchase the interest in Fox Sports International held by Liberty/TINTA at a price equal to the fair market value of such interest. The agreement governing the formation of Liberty/TINTA includes restrictions on transfers of interests and buy/sell rights applicable to Liberty/TINTA interests of the Company and Liberty, which are substantially the same as those applicable to the interests in Fox Sports International.

  During third quarter 1997, Fox Sports International distributed its 35% equity interest in Torneos y Competencias S.A. ("Torneos") to Liberty/TINTA and certain Australian sports rights to News Corp. On October 2, 1997, the Company purchased an additional 5% interest in Torneos from an unaffiliated party for $12 million. In addition, as of December 31, 1997, the Company had made cash contributions to Torneos on behalf of Liberty/TINTA in the aggregate amount of $48 million. It is anticipated that Liberty's portion of such capital calls will be repaid to the Company either in cash or other economic consideration to be determined at a future date.

  Credit Facility. The Company and TCI entered into a subordinated revolving credit facility (the "Credit Facility"), effective April 25, 1995, which provides for loans from TCI to the Company in an aggregate principal amount at any time outstanding of up to $200 million (the "Commitment"). As of September 10, 1997, TCI assigned all of its rights, interests and obligations in and to the Credit Facility to Ventures LLC. At the time of such assignment, no borrowings were outstanding under the Credit Facility. In connection with the assignment, the parties agreed to extend the maturity date of the Credit Facility to September 10, 2002, at which time all borrowings under the Credit Facility, together with all accrued interest thereon, will be payable. In addition, the parties reduced the interest rate on the Credit Facility from 13% to 10% per annum. Prior to such maturity date, borrowings repaid by the Company under the Credit Facility will be available for re-borrowing, subject to certain conditions to borrowing.

  During 1997, no borrowings were outstanding under the Credit Facility. Accordingly, the Company incurred no interest expense during the year ended December 31, 1997, with respect to the Credit Facility.

  The Company is required to pay an annual facility fee in an amount equal to .375% of the unused borrowing availability under the Credit Facility. Such credit facility fee aggregated $750,000 during the year ended December 31, 1997.

  The payment of the principal of and interest on all borrowings under the Credit Facility are subordinated in right of payment to the prior payment in full of all "Senior Indebtedness." Senior Indebtedness is defined, generally, as all indebtedness of the Company for money borrowed, obligations of the Company in respect of letters of credit or bankers' acceptances and indebtedness issued as part of the deferred purchase price of property, except any such indebtedness that by the terms of the instrument creating or representing such indebtedness is expressly made equal in right of payment with, or subordinate and subject in right of payment to, borrowings outstanding under the Credit Facility. If the Company incurs Senior Debt (defined generally as indebtedness for money borrowed from institutional lenders) in a principal amount in excess of $200 million (such excess, the "Senior Excess Amount"), the Commitment will be immediately reduced by the amount of such Senior Excess Amount. In such event, outstanding loans under the Credit Facility in a principal amount necessary to cause such outstanding loans to not exceed the amount of the Commitment, as so adjusted, together with accrued interest, will immediately become due and payable. The Commitment may be readjusted upward (but not above $200 million) to the extent that such Senior Excess Amount is subsequently repaid by the Company. Borrowings under the Credit Facility are unsecured.

  If, at any time, TCI shall beneficially own capital stock of the Company representing less than a majority in voting power of the outstanding shares of the Company capital stock entitled to vote for the election of directors, Ventures LLC may terminate its obligation to make further loans under the Credit Facility upon two business days prior notice to the Company. The principal of and interest on all outstanding loans shall become due and payable on the first anniversary of the receipt by the Company of such notice.

  Loans Pursuant to Unsecured Promissory Notes. At December 31, 1997, amounts loaned by the Company to Ventures LLC pursuant to an unsecured promissory note aggregated $89 million. Under the terms of such note, Ventures LLC can borrow in an aggregate amount of up to $200 million. Amounts outstanding under this promissory note bear interest at variable rates (6.7% at December 31, 1997) based on TCI's weighted average cost of bank borrowings of similar maturities, and principal and interest is due and payable as mutually agreed from time to time by Ventures LLC and the Company. During the year ended December 31, 1997, interest income related to the promissory note aggregated $5.8 million.

  Intercompany Accounts. The Company maintains cash and non-cash intercompany accounts with Ventures LLC. At December 31, 1997, the non-cash intercompany account with Ventures LLC was comprised of $12.6 million due to Ventures LLC with respect to the Company's share of TCI's compensation liability arising from certain SARs and stock options (as described below) and $7.7 million due from Ventures LLC with respect to the allocation of current intercompany income tax benefits pursuant to the Old and New Tax Sharing Agreements (as described below). The compensation liability, which represents the Company's share of TCI's stock compensation expense for periods subsequent to July 18, 1995, will be settled in cash only to the extent that TCI is required to make cash payments to satisfy such liability. Amounts included in the non-cash intercompany account are non-interest bearing.

  Amounts included in the cash intercompany account with Ventures LLC are required to be settled within 30 days following notification. Any payable amounts that remain outstanding after such 30-day period generally are treated as adjustments of the outstanding borrowings pursuant to the Credit Facility. Amounts included in such cash intercompany account are non-interest bearing. At December 31, 1997, the amount owed by the Company to Ventures LLC, pursuant to the cash intercompany account, was $5.8 million.

  Registration Rights Agreement. As of July 18, 1995, the Company and TCI entered into a Registration Rights Agreement (the "Registration Rights Agreement") which, among other things, provides that upon the request of TCI, the Company will register under the Securities Act of 1933, as amended, any of the shares of Series A Stock or Series B Stock (and any other shares of capital stock of the Company issued in respect of such shares) held by TCI for sale in accordance with TCI's intended method of disposition thereof. TCI has the right to request three such registrations. The Company has agreed to pay all registration expenses (other than underwriting discounts and commissions) in connection with such registrations. The Registration Rights Agreement will terminate if TCI ceases to own for five consecutive years shares of Common Stock representing at least 30% in voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors.

  Indemnification Agreement. During 1997, TCI or certain of its subsidiaries (other than the Company) were an obligor under, or a guarantor of the payment or performance of, certain contractual obligations, including financial and debt obligations, which were for the benefit of the Company. The Company entered into an Indemnification Agreement with TCI, dated as of July 12, 1995, pursuant to which the Company agreed to indemnify TCI (or any of TCI's officers, directors, employees and agents) for any payment made by TCI, or any claim, loss or liability that TCI may have otherwise incurred, by reason of such obligations. The Company was not required to make any payments to TCI pursuant to the Indemnification Agreement prior to the termination of such obligations.

  Services Agreement. Certain facilities, personnel and services are provided to the Company by TCI or its subsidiaries pursuant to the terms of a services agreement between TCI and the Company, dated as of July 18, 1995 (the "Services Agreement"). Pursuant to the Services Agreement, TCI provides the Company administrative and operational services necessary for the conduct of its business, including, but not limited to, such services as are generally performed by TCI's accounting, finance, corporate, legal and tax departments. In addition, the Company has available to it such general overall management services and strategic planning services as TCI and the Company shall agree and TCI provides the Company with such access to and assistance from TCI's cable engineering and construction groups and TCI's domestic cable television and programming and technology/venture personnel as the Company may from time to time request.

  The Services Agreement also provides that, for so long as TCI continues to beneficially own shares of Common Stock representing at least a majority in voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, TCI will continue to permit the Company's employees to participate in TCI's employee benefit plans. In this regard, the Company is allocated that portion of TCI's compensation expense attributable to benefits extended to employees of the Company.

  Pursuant to the Services Agreement, the Company reimburses TCI for all direct expenses incurred by TCI in providing services thereunder and a pro rata share of all indirect expenses incurred by TCI in connection with the rendering of such services, including a pro rata share of the salary and other compensation of TCI employees performing services for the Company, general overhead expenses and rental expenses for any physical facilities of TCI used by the Company. In this regard, the Company subleases office space from, TCI. The obligations of TCI to provide services under the Services Agreement (other than TCI's obligation to allow the Company's employees to participate in TCI's employee benefit plans) will continue in effect until terminated by either the Company at any time on not less than 60 days' notice to TCI, or by TCI at any time after July 18, 1998, on not less than four months' notice to the Company.

  The amounts charged to the Company pursuant to the Services Agreement aggregated $1.8 million during the year ended December 31, 1997.

  Tax Sharing Agreement. The Company and its 80%-or-more-owned domestic subsidiaries (the "TINTA Tax Group") are included in the consolidated federal and state income tax returns of TCI. The Company's income taxes include those items in the consolidated calculation applicable to the TINTA Tax Group ("intercompany tax allocation") and any income taxes of the Company's consolidated foreign or domestic subsidiaries that are excluded from the consolidated federal and state income tax returns of TCI. Intercompany tax allocation represents an apportionment of tax expense or benefit (other than deferred taxes) among subsidiaries of TCI in relation to their respective amounts of taxable earnings or losses.

  Effective July 1, 1995, TCI, the Company and certain other subsidiaries of TCI implemented a tax sharing agreement (the "Old Tax Sharing Agreement"). The Old Tax Sharing Agreement formalized certain of the elements of a pre-existing tax sharing arrangement and contains additional provisions regarding the allocation of certain consolidated income tax attributes and the settlement procedures with respect to the intercompany allocation of current tax attributes. Under the Old Tax Sharing Agreement, the Company and its subsidiaries were responsible to TCI for their share of consolidated income tax liabilities (computed as if TCI were not liable for the alternative minimum tax) determined in accordance with the Old Tax Sharing Agreement, and TCI was responsible to the Company to the extent that the income tax attributes generated by the TINTA Tax Group were used by TCI to reduce its consolidated income tax liabilities (computed as if TCI were not liable for the alternative minimum tax). The tax liabilities and benefits of such entities so determined are charged or credited to an intercompany account between TCI and the Company. Such intercompany account is required to be settled only upon the date that an entity ceases to be a member of TCI's consolidated group for federal income tax purposes. Under the Old Tax Sharing Agreement, TCI retains the burden of any alternative minimum tax and has the right to receive the tax benefits from an alternative minimum tax credit attributable to any tax period beginning on or after July 1, 1995, and ending on or before October 1, 1997.

  Effective October 1, 1997 (the "Effective Date"), TCI replaced the Old Tax Sharing Agreement with a new tax sharing agreement, as so amended (the "New Tax Sharing Agreement"), which governs the allocation and sharing of income taxes by the TCI Group, the Liberty Media Group and the TCI Ventures Group within TCI (each a "Group"). The Company and its subsidiaries are members of the TCI Ventures Group for purposes of the New Tax Sharing Agreement. Effective for periods on and after the Effective Date, federal income taxes will be computed based upon the type of tax paid by TCI (on a regular tax or alternative minimum tax basis) on a separate basis for each Group (applying provisions of the Code and related regulations as if such Group filed a separate consolidation return for federal income tax purposes, with certain adjustments, but was subject to the same type of tax as TCI). Based upon these separate calculations, an allocation of tax liabilities and benefits will be made such that each Group will be required to make cash payments to TCI based on its allocable share of TCI's consolidated federal income tax liabilities (on a regular tax or alternative minimum tax basis, as applicable). TCI may be required at the times and under the circumstances described below to make cash payments to the Group for tax benefits (on a regular tax or alternative minimum tax basis, as applicable) attributable to such Group and actually used by TCI in reducing its consolidated federal income tax liability. Tax attributes and tax basis in assets would be inventoried and tracked for ultimate credit to or charge against each Group. Similarly, in each taxable period that TCI pays alternative minimum tax, the federal income tax liabilities and benefits of each Group, computed as if such Group were subject to regular tax, would be inventoried and tracked for payment to or payment by each Group (at the difference between the amount such Group would have paid or received under the New Tax Sharing Agreement if TCI had paid regular tax during such taxable period and the amount such Group paid or received under the New Tax Sharing Agreement on an alternative minimum tax basis for such taxable period) in years that TCI uses the alternative minimum tax credit associated with such taxable period. Even though the tax benefits of a Group are used by TCI in reducing its consolidated federal income tax liability, such Group may not receive current cash payments for such benefit (or the difference between such Group's benefits computed under the New Tax Sharing Agreement on a regular tax basis and on an alternative minimum tax basis) if the Group against the income of which the tax benefits are applied had other separate taxable losses (not currently used by TCI) which would offset income attributable to such Group. The Group generating the tax benefits used would receive a cash payment only if, and when, the unused taxable losses of one or more of the other Groups are actually used. If losses expire without ever being used, the Group generating the used tax benefits will never receive payment for such benefits. Pursuant to the New Tax Sharing Agreement, state and local income taxes are calculated on a separate return basis for each Group (applying provisions of state and local tax law and related regulations as if the Group were a separate unitary or combined group for tax purposes) and TCI's combined or unitary tax liability is allocated among the Groups based upon such separate calculation.

  Notwithstanding the foregoing, items of income, gain, loss, deduction or credit resulting from certain specified transactions that are consummated after the Effective Date pursuant to a letter of intent or agreement that was entered into prior to the Effective Date will be shared and allocated pursuant to the terms of the Old Tax Sharing Agreement, as amended. Items of loss or deduction used to offset such income or gain from such transactions for purposes of filing TCI's consolidated federal income tax return shall be shared and allocated pursuant to the Old Tax Sharing Agreement but reimbursed upon the earlier to occur of the deconsolidation of the Group generating the loss or deduction or the deconsolidation of the Group generating the corresponding income or gains. The intercompany tax account existing between TCI and the Company for the period beginning July 1, 1995, and ending September 30, 1997, will be required to be settled between Ventures LLC and the Company if and when the Company ceases to be a member of TCI's consolidated group for federal income tax purposes. A tax sharing arrangement between Ventures LLC and the Company covering periods subsequent to September 30, 1997, is currently being negotiated. It is expected, that the terms of such arrangement will be substantially similar to the terms contained in the New Tax Sharing Agreement.

  During the year ended December 31, 1997, TCI allocated to the Company an intercompany tax expense aggregating $7.5 million.

  Trade Name and Service Mark License Agreement. The Company and TCI have entered into a Trade Name and Service Mark License Agreement, dated as of July 18, 1995 (the "License Agreement"), pursuant to which TCI has granted to the Company a non-exclusive non-assignable license to use certain trade names and service marks specifically identified in the License Agreement. The Company has agreed that all advertising, promotion and use of certain of TCI's trade names and service marks by the Company shall be consistent with TCI guidelines and standards, as well as subject to TCI's control in certain circumstances. The term of the License Agreement terminates one year after TCI ceases to beneficially own a majority (by voting power) of the outstanding shares of voting capital stock of the Company. The term may be extended for one year upon the consent of both parties. No fees are paid by the Company for use of this non-exclusive non-assignable license.

  Other Transactions. TCI Cablevision of Puerto Rico, Inc., a wholly-owned subsidiary of the Company (the "Puerto Rico Subsidiary"), is engaged in the multi-channel video distribution business in Puerto Rico and purchases programming services from a subsidiary of TCI. The charges, which approximate such TCI subsidiary's cost and are based on the aggregate number of subscribers served by the Puerto Rico Subsidiary, aggregated $6 million during the year ended December 31, 1997.

  Certain key employees of the Company hold stock options with tandem SARs with respect to certain common stock of TCI as well as restricted shares of common stock of TCI. Estimates of the compensation expense relating to the options and SARs as well as restricted stock awards have been included in the financial statements of the Company, but are subject to future adjustment based upon the market value of the underlying TCI common stock, and ultimately on the final determination of market value when the rights are exercised or the restricted shares are vested. The estimated compensation adjustment with respect to the options and SARs as well as restricted stock awards resulted in an increase to the Company's share of TCI's stock compensation liability of $12.4 million for the year ended December 31, 1997. The Company's share of TCI's stock compensation liability will be settled in cash only to the extent cash payments are required to satisfy such liability.

  During 1996, TCIC transferred, subject to regulatory approval, certain distribution equipment to a subsidiary of the Company in exchange for a promissory note in the principal amount of (Pounds)14,950,000 ($23.3 million using the applicable exchange rate), bearing interest at 7% compounded semi-annually. The distribution equipment was subsequently leased back to TCIC over a five year term with semi-annual payments of (Pounds)998,000 ($1.6 million), plus expenses. Effective October 1, 1997, the parties transferred such distribution equipment back to TCIC and canceled the note and the lease. Until such transfer and cancellation, during the year ended December 31, 1997: (i) the U.S. dollar equivalent of interest expense incurred with respect to the note aggregated $1.2 million; (ii) the U.S. dollar equivalent of the lease revenue aggregated $3.3 million; and (iii) the Company experienced unrealized foreign currency transaction gains of $1.2 million with respect to the note.

CERTAIN BUSINESS RELATIONSHIPS

  Jerome H. Kern, a director of the Company, is Special Counsel with the law firm of Baker & Botts, L.L.P., the principal outside counsel for the Company and TCI. Fees paid to Baker & Botts, L.L.P. by TCI and its consolidated subsidiaries (including the Company) did not exceed 5% of such firm's gross revenues for the 1997 fiscal year.

                             INDEPENDENT AUDITORS

  The firm of KPMG Peat Marwick LLP serves as the Company's independent certified public accountants. A partner of KPMG Peat Marwick LLP will be present at the Annual Meeting with the opportunity to make a statement if KPMG Peat Marwick LLP so desires and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

  Proposals by stockholders for which consideration is desired at the 1999 annual meeting of stockholders must be received by the Company by January 31, 1999, in order to be considered for inclusion in the proxy materials for the 1999 annual meeting.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SEC, EXCLUDING EXHIBITS, MAY BE OBTAINED BY STOCKHOLDERS WITHOUT CHARGE BY WRITTEN REQUEST ADDRESSED TO THE INVESTOR RELATIONS DEPARTMENT, TELE-COMMUNICATIONS INTERNATIONAL, INC., POST OFFICE BOX 5630, DENVER, COLORADO 80217-5630.

Englewood, Colorado
June 1, 1998

                    TELE-COMMUNICATIONS INTERNATIONAL, INC.
                     POST OFFICE BOX 5630 DENVER, CO 80217

         TELE-COMMUNICATIONS INTERNATIONAL, INC. SERIES A COMMON STOCK

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Stephen M. Brett, John C. Malone and Fred A. Vierra, as Proxies, with full power to act without the other and each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of the above-referenced common stock of Tele-Communications International, Inc. (the "Company") held of record by the undersigned on May 14, 1998, at the Annual Meeting of the Company to be held on July 1, 1998, or any adjournment thereof.

  This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                        (Continued, and to be signed and dated on reverse side.)

--------------------------------------------------------------------------------

1. Election of Three Directors

   FOR all nominees           [_]
   listed below

   WITHHOLD AUTHORITY         [_]
   to vote for all nominees
   listed below

   *EXCEPTIONS                [_]

Nominees: David J. Evans, Paul A. Gould and John C. Malone

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW. YOUR SHARES WILL BE CAST FOR THE OTHER NOMINEE(S).)

*Exceptions ____________________________________________________________________

2. In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the Annual Meeting.

                                              Change of Address or Comments
                                              Mark Here
                                                         [_]

                                        Signature should agree with name
                                        printed hereon. If stock is held in
                                        the name of more than one person, each
                                        joint owner should sign. Executors,
                                        administrators, trustees, guardians,
                                        and attorneys should indicate the
                                        capacity in which they sign.

                                        DATED: __________________________, 1998

                                        ---------------------------------------
                                                Stockholder's Signature

                                        ---------------------------------------
                                                Stockholder's Signature

                                        VOTES MUST BE INDICATED (X) IN BLACK
                                        OR BLUE INK [X]

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

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